Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

PURCHASE AGREEMENT

between

Pacific Gas and Electric Company,
a California corporation

and

Hines Atlas US LP,
a Delaware limited partnership

May 21, 2021

25 and 77 Beale Street, 215 and 245 Market Street, and 50 Main Street
San Francisco, CA

TABLE OF CONTENTS

Page
ARTICLE 1	Purchase and Sale	1
1.1	The Property	1
1.2	Diligence; Property Access	2
ARTICLE 2	Purchase Price	5
2.1	Amount and Payment	5
2.2	Deposit	5
2.3	Liquidated Damages	6
2.4	Seller Default	6
ARTICLE 3	Completion of Sale	7
3.1	Place and Date	7
3.2	CPUC Approval	7
ARTICLE 4	Title and Condition	7
4.1	Title to the Property	7
4.2	Leases	7
4.3	Personal Property	8
4.4	Contracts and Permits	8
4.5	Acceptance of Title	8
4.6	“AS IS” Sale	8
4.7	Environmental Definitions	11
ARTICLE 5	Representations and Warranties	11
5.1	Seller	11
5.2	Buyer	13
ARTICLE 6	Covenants	14
6.1	Seller	14
6.2	Buyer	15
6.3	Casualty Damage	15
6.4	Eminent Domain	16
ARTICLE 7	Conditions Precedent	17
7.1	Seller	17
7.2	Buyer	19
ARTICLE 8	Closing	19
8.1	Procedure	19
8.2	Possession	19
8.3	Closing Costs	19
8.4	Prorations	19
8.5	Post-Closing Access	21
ARTICLE 9	General	21
9.1	Notices	21
9.2	Attorneys’ Fees	23
9.3	Governing Law	23
9.4	Construction	23
9.5	Terms Generally	23

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9.6	Further Assurances	23
9.7	Partial Invalidity	23
9.8	Waivers	24
9.9	Miscellaneous	24
9.10	Time is of the Essence	24
9.11	Electronic Signatures	24
9.12	Exculpation	24
9.13	Joint and Several Obligations	25
9.14	Business Day	25

EXHIBITS
Exhibit A	Grant Deed
Exhibit B	Assignment of Leases
Exhibit C	Bill of Sale
Exhibit D	Assignment of Contracts
Exhibit E	Seller’s Closing Certificate
Exhibit F	Buyer’s Closing Certificate
Exhibit G	Certificate of Non-foreign Status
Exhibit H	PG&E Lease
Exhibit I	Tenant Estoppel Certificate
Exhibit J	Utility Access Agreement

SCHEDULES
Schedule 1	Legal Description of Real Property
Schedule 2	Leases
Schedule 3	Excluded Property
Schedule 4	Contracts
Schedule 5	List of Building, Engineering and Environmental Reports and Other Due Diligence Documents Provided as of the Date of the Agreement
Schedule 6	Seller Disclosures

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PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”), is entered into as of May 21, 2021 (the “Effective Date”), by and between Pacific Gas and Electric Company, a California corporation (“Seller”), and Hines Atlas US LP, a Delaware limited partnership (“Buyer”).

W I T N E S S E T H:

In consideration of the mutual covenants in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE 1

Purchase and Sale

1.1          The Property.  Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, in accordance with this Agreement, all of Seller’s right, title and interest in and to the following property (collectively the “Property”):

(a)          Seller’s interest in that certain real property commonly known as 25 and 77 Beale Street, 215 and 245 Market Street, and 50 Main Street, San Francisco, California, as more particularly described on Schedule 1 attached hereto (the “Real Property”);

(b)          Except for those items described on Schedule 3 attached hereto, all of Seller’s right, title and interest in and to all improvements and fixtures located on the Real Property, including, without limitation, all apparatus, equipment and appliances used in connection with the operation or occupancy of the Real Property, such as heating and air conditioning systems and facilities used to provide any utility, refrigeration, ventilation, garbage disposal, or other services on the Real Property (collectively, the “Improvements”);

(c)          Subject to the PG&E Lease (as defined below), Seller’s interest in all leases, lease amendments, lease guaranties, work letter agreements, improvement agreements, subleases, assignments, licenses, concessions and other agreements with all persons (“Tenants”) leasing, using or occupying the Property other than the premises covered by the PG&E Lease, including those described on Schedule 2 attached hereto (the “Leases”);

(d)          Except for those items described on Schedule 3 attached hereto and those items within the premises demised under the PG&E Lease (as defined below), all tangible and intangible personal property owned by Seller, located on or in the Real Property and used in connection with the operation and maintenance of the Property (and not with respect to any other property owned or managed by Seller or its affiliates) (the “Personal Property”); and

(e)          Seller’s interest in all construction and service contracts and agreements described on Schedule 4 attached hereto (the “Contracts”) and all warranties, guaranties, building permits, certificates of occupancy, and other certificates, permits, licenses and approvals relating to the Property (the “Permits”); provided, however, that Buyer shall be responsible for any expense incurred in connection with the transfer of such Permits.

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1.2          Diligence; Property Access.

(a)          Prior to the Effective Date, Buyer has in good faith and with diligence, at Buyer’s sole cost and expense, reviewed and investigated the physical and environmental condition of the Property, the character, quality and general utility of the Property, the zoning, land use, environmental and building requirements and restrictions applicable to the Property, the state of title to the Property, the Leases, the Contracts and the Permits.  Buyer shall be responsible for preparing and paying the cost of any amendment or update to the survey of the Property dated May 21, 2021 prepared by BKF Engineers (such existing survey, the “Survey”) that may be required by Buyer.  Buyer shall have the right to continue between the Effective Date and the Closing Date in accordance with this Section 1.2, all examinations, tests, analyses, investigations, surveys, inquiries and other inspections all of which shall be performed by Buyer at Buyer’s sole cost and expense and shall be subject to such reasonable conditions as Seller may impose, including a requirement that Buyer and its authorized representatives and agents be accompanied by a representative of Seller while present on the Property and including site access guidelines and requirements of Seller; provided that Buyer shall have no right to terminate based on such ongoing access and investigations.

(b)          Except for Privileged Information (as defined below), Seller has and shall make available to Buyer at the Property and/or through a virtual data room certain items in Seller’s possession or control (collectively, the “Diligence Documents”).  Buyer acknowledges that Seller has made available to Buyer, prior to the Effective Date, the materials described in Schedule 5 attached hereto.

(c)          Notwithstanding anything to the contrary herein, Seller shall not be required to  provide, copy or make available to Buyer (and the Diligence Documents do not include) (a) any of Seller’s internal memoranda, notes, emails, meeting minutes or other proprietary documents, correspondence or communications between partners, officers or members, directly or indirectly, of Seller or any of its constituent entities or any of their employees, (b) any confidential or proprietary documents (including information covered by the attorney-client privilege), (c) any appraisals, valuations or projections prepared by Seller or any third party, or (d) any documents, files or records regarding the financing or refinancing of the Property or Seller’s acquisition of the Property or the formation of Seller (or its constituent entities) (the “Privileged Information”).  Buyer acknowledges that the Diligence Documents relating to the Property to be furnished by Seller to Buyer contain confidential and proprietary information.  Buyer shall prior to Closing keep the Diligence Documents strictly confidential pursuant to and accordance with the terms of the Confidentiality and Nondisclosure Agreement dated as of February 17, 2021 between Buyer and Seller (the “Confidentiality Agreement”).  No representation or warranty in respect of any of the Diligence Documents (including the accuracy or completeness thereof) are or shall be deemed to be made or provided by Seller relating thereto or to the Property or otherwise, and Buyer hereby acknowledges that no representations or warranties, either express or implied, were made by Seller (other than as expressly set forth in this Agreement or the documents and instruments executed by Seller in connection with this Agreement) with respect to any of the foregoing.  To the extent any person, other than Seller as expressly set forth herein, including any surveyors, appraisers, title agents, Tenants, escrow agent, attorneys, engineering consultants or environmental consultants, brokers, made any representations or warranties (other than as expressly set forth in Section 5.1) or any other statements (verbal or written) to Buyer, or provided any documents, reports, studies, information or other materials, Buyer acknowledges it shall have no claim or right of action against Seller arising therefrom, nor any right to rescind or revoke this Agreement on account thereof.

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(d)          Buyer hereby indemnifies and agrees to defend and hold harmless Seller and Seller’s partners, officers, directors, employees, licensees, contractors, agents, invitees, counsel, brokers, and attorneys of Seller, its counsel or brokers (individually, each a “Seller Party” and collectively, “Seller Parties”) from and against any and all obligations, losses, injuries, damages, claims, liens, costs, expenses, demands, liabilities, penalties and investigation costs, including reasonable attorneys’ fees and costs (collectively, “Losses”), incurred in connection with or arising out of or in any way connected with (a) any entry on the Property by Buyer or any of Buyer’s representatives, employees, agents, consultants or contractors, (b) the Due Diligence Inspections, (c) any act or negligent omission by Buyer or Buyer Parties in connection with this Agreement, or (d) Buyer’s breach of this Section 1.2 of this Agreement, provided, however, that such indemnity shall not extend to Losses arising out of the mere discovery of adverse facts by Buyer or Buyer’s consultants.  If Seller notifies Buyer of a claim to which it is entitled to indemnification, and Buyer fails to notify Seller within ten (10) business days thereafter that Buyer intends to defend the claim, or at any time thereafter Buyer fails to diligently defend or settle the claim, Seller or the Seller Party shall be entitled to defend such claim, and settle or compromise such claim, subject to the indemnification provided for herein.  Buyer shall not settle any claim for which Seller or a Seller Party may be liable without the prior written consent of Seller and the Seller Party unless Buyer indemnifies Seller and Seller Parties from all obligations of Buyer with respect to the claim.  Buyer’s obligations set forth in this Section shall survive the expiration or termination of this Agreement.  If this Agreement is terminated for any reason other than Seller’s default and Seller, at Seller’s option, requests any reports relating to the Property provided to Buyer by third parties (the “Buyer Reports”), Buyer shall deliver the Buyer Reports to Seller.  Notwithstanding anything to the contrary herein, Buyer shall not be required to provide, copy or make available to Seller any internal memoranda, appraisals and valuation reports and similar information or information covered by the attorney-client privilege.

(e)          Buyer shall maintain, and shall ensure that those Buyer Parties entering the Property maintain commercial general liability insurance from an insurance company authorized to do business in the state where the Property is located insuring Buyer and its representatives against any liability arising out of any entry or inspections of the Property pursuant to the provisions hereof.  Such insurance maintained by Buyer (and Buyer Parties) shall be in the amount of Five Million Dollars ($5,000,000) per occurrence or, for Buyer Parties that are considered low risk based upon the activities to be conducted by them onsite, One Million Dollars ($1,000,000).  The required limit may be satisfied through a combination of primary and excess liability policies.  Any liability policy(ies) maintained by Buyer (and Buyer Parties) shall (i) insure the contractual liability of Buyer covering Seller, (ii) name the Seller (and its successors and assigns) and PG&E Corporation, a California corporation (and its successors and assigns) as additional insureds, (iii) contain a cross-liability provision, (iv) contain a provision that the insurance provided by Buyer (and Buyer Parties) hereunder shall be primary and noncontributing with any other insurance available to Seller (and its successors and assigns), and (v) be in form and substance adequate to insure against all liability of Buyer and Buyer Parties arising out of any entry or inspections of the Property pursuant to the provisions of this Section 1.2.  Buyer shall also maintain, and shall ensure that the applicable Buyer Parties maintain, auto liability coverage including owned, non-owned and hired vehicles with a combined single limit of no less than One Million Dollars ($1,000,000) per occurrence for bodily injury and property damage and Workers’ Compensation and Employer’s Liability in compliance with applicable Federal and State laws.  Buyer shall provide Seller with a certificate of insurance evidencing such insurance coverage, including additional insured status, prior to any entry or inspection of the Property.  The limits of insurance maintained by Buyer or Buyer Parties pursuant to this subsection shall not limit Buyer’s liability under this Agreement.

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(f)          Buyer, by giving notice to Seller on or before the date that is two (2) business days after the discovery thereof, may object to any title exception in any update to the Preliminary Report.  Buyer shall be deemed to have approved title to the Property as shown in the Preliminary Report, as updated and the Survey, or any updates or new survey, unless Buyer objects to any title exception or survey matter in accordance with this Section 1.2.  If Buyer makes any such objection, Seller may, by giving notice to Buyer on or before the date that is three (3) business days after Buyer’s objection notice, elect either to remove such objections (or insure over such objections in a manner reasonably approved by Buyer) or not to remove such objections.  Seller shall be deemed to have elected not to remove any such objection (or insure over such objection) unless Seller elects to remove or insure over any such objection in accordance with this Section 1.2.  If Seller elects to remove or insure over any such objection in a manner reasonably approved by Buyer, such title exception or survey matter in question shall not be considered a Permitted Exception.  If Seller elects (or is deemed to have elected) not to remove or insure over any such objection, Buyer shall have the right, by giving notice to Seller on or before the date that is three (3) business days after Seller’s election not to cure (or deemed election not to cure), either to terminate this Agreement (in which case the Deposit and the Independent Consideration (as such terms are defined below) shall be delivered to and retained by Seller) or to withdraw such objection and accept title to the Property subject to the title exception or survey matter in question.  Notwithstanding the foregoing or anything in this Agreement to the contrary, in the event that Buyer objects to a new exception that constitutes a monetary lien and Seller does not elect to cure such lien or provide a credit at closing in the amount of such lien, then any exercise of such termination right shall result in a return of the Deposit to Buyer (less the Independent Consideration).  If Buyer does not exercise the right to terminate this Agreement in accordance with this Section 1.2, Buyer shall be deemed to have approved title to the Property subject to the title exception or survey matter in question and to have withdrawn such objection.  The following shall be considered “Permitted Exceptions”:  (i) the matters shown as exceptions in the Preliminary Report, or any updates thereto or the Survey or any updates or new survey and approved (or deemed to be approved) by Buyer pursuant to this Section 1.2; (ii) the Leases; (iii) [intentionally omitted], (iv) taxes and assessments which are not past due as of the Closing Date; (v) the PG&E Lease, (vi) the Utility Access Agreement (as defined below), and (vii) any other matters created, permitted or approved by Buyer.  If Seller requires additional time to remove or insure over a title exception identified by Buyer, the Closing Date shall be postponed for up to thirty (30) calendar days as Seller may deem necessary to remove such title exception.  For the avoidance of doubt, Seller shall remove at Closing all deeds of trust, mortgages and bonded indebtedness encumbering the Property, and no such liens shall be deemed Permitted Exceptions hereunder.

(g)          Buyer acknowledges and agrees that any and all inspections of the Property shall be conducted in a manner not unreasonably disruptive to Tenants or to the operation of the Property.  With respect to meetings with Tenants and subtenants, Seller agrees to permit Buyer to meet with Tenants; provided, however, that Buyer must provide Seller with written notice of such proposed meeting (which shall be arranged by Seller) at least two (2) business days prior thereto, and also provided that a representative of Seller, at Seller’s election, is available for and is present at such meeting.  Except as expressly set forth above, neither Buyer nor any of the Buyer’s representatives shall contact Tenants or make any inquiries of Tenants.  Seller shall make available to Buyer Seller’s employees, representatives, contractors, building engineers, leasing agents and property managers (and their employees) at times and frequencies reasonably sufficient to allow Buyer to conduct its due diligence.  Seller shall have the right to have a representative present during any due diligence investigations conducted by Buyer at the Property.  In the event Buyer or any of Buyer’s representatives desire to conduct any physically intrusive due diligence, such as sampling of soils, inspection of building materials, roof inspections, drilling wells or the like, Buyer shall identify in writing exactly what procedures such party desires to perform and the identity of the contractor or consultant which will perform such work and request Seller’s express prior written consent thereto, which consent may be given or withheld in Seller’s sole and absolute discretion.  Upon receipt of Seller’s written consent, Buyer and/or Buyer’s representatives, as applicable, shall perform any and all due diligence at Buyer’s sole cost and expense strictly in compliance with the agreed upon procedures and with any and all laws, ordinances, rules, regulations, permits and licenses applicable to the Property.

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ARTICLE 2

Purchase Price

2.1         Amount and Payment.  The total purchase price for the Property (the “Purchase Price”) shall be Eight Hundred Million Dollars ($800,000,000.00).  At the Closing on the Closing Date, Buyer shall pay the total Purchase Price to Seller in cash in immediately available funds, subject to adjustments as provided in Section 8.4.

2.2           Deposit.

(a)          Within two (2) business days after execution of this Agreement, Buyer shall deposit the sum of Twenty Million Dollars ($20,000,000.00) (together with any interest earned thereon, the “Deposit”) in cash in immediately available funds in escrow with Chicago Title Company, Attention: Jennifer Lewis, phone: 415-291-5129, e-fax: 415-896-9423 (the “Title Company”).  Notwithstanding anything in this Agreement to the contrary, One Hundred Dollars ($100.00) of the Deposit is delivered to the Title Company for delivery by the Title Company to Seller as “Independent Consideration” (herein so called), and the Deposit is reduced by the amount of the Independent Consideration, which amount has been bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement.  The Independent Consideration is in addition to and independent of all other consideration provided for in this Agreement and is non-refundable in all events.  The Deposit shall be held by the Title Company in an interest-bearing account designated in writing by Buyer and approved in writing by Seller.  If Seller and Buyer complete the purchase and sale of the Property in accordance with this Agreement, the Deposit shall be applied to payment of the total Purchase Price in accordance with Section 2.1 hereof.

(b)          For the avoidance of doubt, the Deposit shall be nonrefundable to the Buyer in all events other than (1) a termination of this Agreement by Buyer upon a material default by Seller under or a material breach by Seller of this Agreement (including a material breach of a representation or warranty by Seller), (2) a termination of this Agreement by Seller pursuant to Section 3.1 or due to the failure of satisfaction of the condition precedent contained in Section 7.1(c), or (3) a termination of this Agreement by Buyer pursuant to Section 3.1, Section 6.3 or Section 6.4, or due to the failure of satisfaction of the condition precedent contained in Section 7.2(e).  In each of the foregoing instances, the Deposit (less the Independent Consideration) shall be fully refundable and shall be immediately refunded to Purchaser upon termination of this Agreement.  In all other cases, the Deposit shall be delivered to and retained by Seller if this Agreement terminates prior to the occurrence of the Closing hereunder.

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2.3          Liquidated Damages.  SELLER AND BUYER AGREE THAT, IF THE PURCHASE AND SALE OF THE PROPERTY IS NOT COMPLETED IN ACCORDANCE WITH THIS AGREEMENT BECAUSE BUYER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT, SELLER SHALL BE ENTITLED TO TERMINATE THIS AGREEMENT AND UPON SUCH TERMINATION OR UPON TERMINATION FOR ANY OTHER REASON TO WHICH SELLER IS ENTITLED TO RETAIN THE DEPOSIT IN ACCORDANCE WITH SECTION 2.2, THE DEPOSIT SHALL BE PAID TO SELLER AS LIQUIDATED DAMAGES AND AS SELLER’S SOLE REMEDY.  SELLER AND BUYER AGREE THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE EFFECTIVE DATE, ACTUAL DAMAGES MAY BE DIFFICULT TO ASCERTAIN AND THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY SELLER IF BUYER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT AND FAILS TO PURCHASE THE PROPERTY IN ACCORDANCE WITH THIS AGREEMENT OR IF THE AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 2.2.

SELLER’S INITIALS:	JC	BUYER’S INITIALS:	RH

2.4          Seller Default.  Seller and Buyer agree that, if the purchase and sale of the Property is not completed in accordance with this Agreement because Seller materially defaults under or materially breaches this Agreement in any material respect, Buyer shall be entitled, as Buyer’s sole remedy to either (i) terminate this Agreement and upon termination the Deposit (less the Independent Consideration) shall be returned to Buyer, and Buyer shall have the right to seek damages for out of pocket costs incurred by Buyer in connection with Buyer’s due diligence investigation under this Agreement, but in no event shall such amount exceed Fifty-Thousand Dollars ($50,000), or (ii) demand and have specific performance of this Agreement.  Buyer shall be deemed to have elected to terminate this Agreement and receive back the Deposit (less the Independent Consideration) if Buyer fails to file suit for specific performance against Seller in a court of competent jurisdiction, on or before the date which is ten (10) days following the date upon which Closing was to have occurred.  Buyer waives any right to record a lis pendens on the Property.

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ARTICLE 3

Completion of Sale

3.1          Place and Date.  The purchase and sale of the Property shall be completed in accordance with Article 8 hereof (the “Closing”).  The Closing shall occur through Escrow No. 15604125-156-TJK-JM with the Title Company on the date that is ten (10) business days following notice from Seller that the CPUC Approval (as defined below) has been satisfied, but no sooner than August 15, 2021 (the “Closing Date”); provided that if the Closing has not occurred on or before December 31, 2021 (the “Outside Closing Date”) because the CPUC Approval Condition (as defined below) has not been satisfied, then this Agreement may be terminated by either Seller or Purchaser by giving written notice of such termination to the other party within thirty (30) days after the Outside Closing Date, in which event Buyer shall be entitled to return of the Deposit, and this Agreement and the rights and obligations of the parties hereunder shall terminate as of the date of such notice, except for the obligations that expressly survive termination of this Agreement.  Prior to the Closing Date, Seller and Buyer each shall give appropriate written escrow instructions, consistent with this Agreement, to the Title Company for the Closing in accordance with this Agreement and upon giving such instructions such party need not be physically present at the Closing.

3.2          CPUC Approval.  As used herein “CPUC Approval” shall mean approval by the California Public Utilities Commission (the “CPUC”) of consummation of the sale contemplated by this Agreement, which approval shall be in a form that is final, unconditional and unappealable, including exhaustion of all administrative appeals or remedies before the CPUC.  Buyer hereby acknowledges and agrees that Seller makes no representation or warranty with respect to the likelihood of, or timing of, CPUC Approval, and Buyer hereby waives all claims against Seller for losses, expenses or damages suffered or incurred by Buyer as a result of the need for CPUC Approval, any delay in receipt of CPUC Approval, or the failure to receive the  CPUC Approval prior to the Outside Closing Date; provided that Seller shall in good faith use commercially reasonable, diligent efforts to obtain CPUC Approval and keep Buyer apprised as to the status of the CPUC Approval and timing of satisfaction of the CPUC Approval Condition (as defined below) and Closing Date.

ARTICLE 4

Title and Condition

4.1          Title to the Property.  Seller shall convey to Buyer fee title to the Real Property by a duly executed and acknowledged grant deed (the “Deed”) in the form of Exhibit A attached hereto.

4.2          Leases.  Seller shall assign Seller’s interest in the Leases to Buyer and Buyer shall assume said Leases, by a duly executed assignment and assumption of leases (the “Assignment of Leases”) in the form of Exhibit B attached hereto.

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4.3          Personal Property.  Seller shall transfer all of Seller’s title to the Personal Property to Buyer, by a duly executed Bill of Sale (the “Bill of Sale”) in the form of Exhibit C attached hereto without warranty or covenant.

4.4          Contracts and Permits.  Seller shall assign all of Seller’s interest in the Contracts and all of Seller’s interest in the Permits to Buyer and Buyer shall assume the Contracts and Permits, by a duly executed Assignment and Assumption of Contracts (the “Assignment of Contracts”) in the form of Exhibit D attached hereto.

4.5          Acceptance of Title.  Buyer’s acceptance of the Deed from Seller for the Real Property at the Closing on the Closing Date and the issuance of the Title Policy (defined below) or a marked-up commitment to Buyer by the Title Company on the Closing Date shall conclusively establish that Seller conveyed the Property to Buyer as required by this Agreement and shall discharge in full Seller’s obligations under Section 4.1 hereof with respect to title to the Real Property.

4.6          “AS IS” Sale.

(a)          Prior to the Closing:

(i)          Buyer shall conduct, at Buyer’s sole expense, all such inspections, investigations, tests, analyses, appraisals and evaluations of the Property (including for Hazardous Materials, as defined below) as Buyer considers necessary or appropriate (all of such inspections, investigations and reports being herein collectively called the “Investigations”).

(ii)          Seller shall make available to Buyer, and otherwise allow Buyer access to, the Diligence Documents pursuant to Section 1.2 hereof.

(b)          Buyer represents to Seller that it is experienced in the acquisition of real property similar to the Real Property and that Buyer recognizes the risks of acquiring and owning the Property and that an allocation of risk is intended by this Agreement.

(c)          Prior to Closing Buyer shall review, examine, evaluate and verify all Diligence Documents and the results of the Investigations to the extent it deems necessary or appropriate with the assistance of such experts, at Buyer’s sole expense, as Buyer deems appropriate and:

(i)          shall be familiar with the physical condition of the Property;

(ii)          shall have completed its due diligence with respect to the Property and the Diligence Documents to its satisfaction;

(iii)          shall be acquiring the Property based exclusively upon its own investigations and inspections of the Property and the Diligence Documents; and

(iv)          shall be represented, at Buyer’s sole expense, by advisors and consultants (including legal counsel) of its choice in the transaction contemplated by this Agreement.

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(d)          THE PROPERTY IS BEING SOLD, AND BUYER IS ACCEPTING POSSESSION OF THE PROPERTY ON THE CLOSING DATE, “AS IS, WHERE IS, WITH ALL FAULTS,” WITH NO RIGHT OF SETOFF OR REDUCTION IN THE PURCHASE PRICE EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT THAT EXPRESSLY SURVIVE THE CLOSING AND INSTRUMENTS EXECUTED BY SELLER AT CLOSING (THE “SELLER’S WARRANTIES”).  EXCEPT FOR SELLER’S WARRANTIES, NEITHER SELLER, NOR ANY SELLER PARTIES OR ANY OTHER PARTY RELATED IN ANY WAY TO ANY OF THE FOREGOING, HAVE OR SHALL BE DEEMED TO HAVE MADE ANY VERBAL OR WRITTEN REPRESENTATIONS, WARRANTIES, PROMISES OR GUARANTEES (WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) TO BUYER WITH RESPECT TO THE PROPERTY, ANY MATTER SET FORTH, CONTAINED OR ADDRESSED IN THE DILIGENCE DOCUMENTS (INCLUDING, BUT NOT LIMITED TO, THE ACCURACY AND COMPLETENESS THEREOF) OR THE RESULTS OF THE INVESTIGATIONS.

(e)          BUYER FURTHER AGREES AND ACKNOWLEDGES THAT, IN PURCHASING THE PROPERTY, BUYER SHALL RELY ENTIRELY ON ITS OWN INVESTIGATION, EXAMINATION AND INSPECTION OF THE PROPERTY AND ITS ANALYSIS AND EVALUATION OF THE PROPERTY DOCUMENTS FURNISHED BY SELLER TO BUYER AND NOT UPON ANY REPRESENTATION OR WARRANTY OF SELLER, OR ANY AGENT OR REPRESENTATIVE OF SELLER, THAT IS NOT SET FORTH IN THIS AGREEMENT.  AT CLOSING, BUYER SHALL HAVE HAD THE OPPORTUNITY TO CONDUCT TESTING AND INSPECTIONS TO CONFIRM INDEPENDENTLY ALL INFORMATION THAT BUYER CONSIDERS MATERIAL TO ITS PURCHASE OF THE PROPERTY OR THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.  EXCEPT FOR SELLER’S WARRANTIES, BUYER IS NOT RELYING ON (AND SELLER AND EACH OF THE SELLER PARTIES DOES HEREBY DISCLAIM AND RENOUNCE) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER OR THE SELLER PARTIES, AS TO:  (i) THE OPERATION OF THE PROPERTY OR THE INCOME POTENTIAL, USES, OR MERCHANTABILITY OR FITNESS OF ANY PORTION OF THE PROPERTY FOR A PARTICULAR PURPOSE; (ii) THE PHYSICAL CONDITION WHETHER VISIBLE OR NOT, OF THE PROPERTY OR THE CONDITION OR SAFETY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON, INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING, VENTILATING AND AIR CONDITIONING, LIFE SAFETY, BUILDING MANAGEMENT, VERTICAL TRANSPORTATION, AND ELECTRICAL SYSTEMS, ROOFING, FOUNDATIONS, SOILS AND GEOLOGY, INCLUDING HAZARDOUS MATERIALS, LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON FOR A PARTICULAR PURPOSE; (iii) THE PRESENCE OR ABSENCE, LOCATION OR SCOPE OF ANY HAZARDOUS MATERIALS IN, AT, OR UNDER THE PROPERTY; (iv) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER; (v) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; (vi) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE MUNICIPAL, COUNTY, STATE OR FEDERAL STATUTES, CODES OR ORDINANCES; (vii) THE ACCURACY OF ANY STATEMENTS, CALCULATIONS OR CONDITIONS STATED OR SET FORTH IN SELLER’S BOOKS AND RECORDS CONCERNING THE PROPERTY OR SET FORTH IN THE DILIGENCE DOCUMENTS OR ANY OF SELLER’S OFFERING MATERIALS WITH RESPECT TO THE PROPERTY; (viii) THE DIMENSIONS OF THE PROPERTY OR THE ACCURACY OF ANY FLOOR PLANS, SQUARE FOOTAGE, LEASE ABSTRACTS, SKETCHES, REVENUE OR EXPENSE PROJECTIONS RELATED TO THE PROPERTY; (ix) THE OPERATING PERFORMANCE, THE INCOME AND EXPENSES OF THE PROPERTY OR THE ECONOMIC STATUS OF THE PROPERTY; (x) THE ABILITY OF BUYER TO OBTAIN ANY AND ALL NECESSARY GOVERNMENTAL APPROVALS OR PERMITS FOR BUYER’S INTENDED USE AND DEVELOPMENT OF THE PROPERTY; (xi) THE LEASING STATUS OF THE PROPERTY OR THE INTENTIONS OF ANY PARTIES WITH RESPECT TO THE NEGOTIATION AND/OR EXECUTION OF ANY LEASE FOR ANY PORTION OF THE PROPERTY; AND (xii) SELLER’S OWNERSHIP OF ANY PORTION OF THE PROPERTY.

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(f)          EXCEPT TO THE EXTENT SET FORTH IN THE SELLER’S WARRANTIES, NEITHER SELLER NOR ANY SELLER PARTY IS UNDER ANY DUTY (AND BUYER HEREBY RENOUNCES ANY DUTY OF SELLER OR ANY SELLER PARTY) TO MAKE ANY AFFIRMATIVE DISCLOSURES OR INQUIRY REGARDING ANY MATTER RELATING TO THE PROPERTY THAT MAY OR MAY NOT BE KNOWN TO SELLER OR ANY SELLER PARTY.

(g)          BUYER, FOR BUYER AND BUYER’S SUCCESSORS AND ASSIGNS, HEREBY RELEASES SELLER AND SELLER PARTIES, AND THEIR SUCCESSORS AND ASSIGNS FROM, AND WAIVES ALL CLAIMS AND LIABILITY, INCLUDING ENVIRONMENTAL LIABILITY (DEFINED BELOW), AGAINST SELLER AND SELLER PARTIES, AND THEIR SUCCESSORS AND ASSIGNS FOR OR ATTRIBUTABLE TO THE FOLLOWING:

(i)          ANY AND ALL STATEMENTS OR OPINIONS HERETOFORE OR HEREAFTER MADE, OR INFORMATION FURNISHED, BY THEM TO BUYER OR ITS AGENTS OR REPRESENTATIVES RELATING TO THE PROPERTY, EXCEPT FOR SELLER’S WARRANTIES; AND

(ii)          ANY STRUCTURAL, PHYSICAL OR ENVIRONMENTAL CONDITION AT THE PROPERTY, INCLUDING, CLAIMS OR LIABILITIES RELATING TO THE PRESENCE, DISCOVERY OR REMOVAL OF ANY HAZARDOUS MATERIALS IN, AT, ABOUT OR UNDER THE PROPERTY, OR FOR, CONNECTED WITH OR ARISING OUT OF ANY AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON ENVIRONMENTAL LAW (DEFINED BELOW).

(h)          In connection with this Section 4.6, Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”  BUYER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE IN CONNECTION WITH THIS AGREEMENT, AND THAT SUCH COUNSEL HAS EXPLAINED TO BUYER THE PROVISIONS OF THIS SECTION 4.6.

SELLER’S INITIALS:	JC	BUYER’S INITIALS:	RH

(i)          This Section 4.6 shall survive the Closing.

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4.7          Environmental Definitions.  As used herein “Environmental Law” means any international, federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, consent decree or judgment, in each case in existence as of the Closing Date, relating to or regulating human health or safety, or industrial hygiene or environmental conditions or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Oil Pollution Act of 1990 and any state laws implementing the foregoing federal laws.  As used herein “Environmental Liability” means any claim, demand, order, suit, obligation, liability, cost (including, the cost of any investigation, testing, compliance or remedial action), consequential damages, loss or expense (including attorneys’ and consultants’ fees and expenses) arising out of, relating to or resulting from any Environmental Law or environmental, health or safety matter or condition, including natural resources, and related in any way to the Property or to this Agreement or its subject matter, in each case, whether arising or incurred before, on or after the Closing Date.  As used herein “Hazardous Materials” means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls, (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under any Environmental Law or any Mold or Mold Condition.  As used herein “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Hazardous Materials into or through soil, surface water or groundwater.  As used herein “Mold” means mold, mildew, fungus or other potentially dangerous organisms.  As used herein “Mold Condition” means the presence of Mold or any condition(s) that reasonably can be expected to indicate the presence of Mold, including observed discoloration of walls, ceilings or floors, complaints received within the last six (6) months of respiratory ailment or eye irritation by tenants, employees or any other occupants or invitees in the Property or any notice from a governmental agency of complaints regarding the indoor air quality at the Property.

ARTICLE 5

Representations and Warranties

5.1          Seller.  The representations and warranties of Seller in this Section 5.1 and in Seller’s Closing Certificate (defined below) are a material inducement for Buyer to enter into this Agreement.  Such representations and warranties shall survive the Closing for only six (6) months after the Closing Date (the “Survival Period”), at which time such representations and warranties shall terminate.  Except as disclosed on Schedule 6 attached hereto, Seller represents and warrants to Buyer as of the Effective Date as set forth below in this Section 5.1.

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(a)          Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of California.  Subject to CPUC Approval, Seller has full power and authority to enter into this Agreement and to perform this Agreement.  Except for CPUC Approval, the execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller, and all required consents or approvals have been duly obtained.  Subject to CPUC Approval, this Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

(b)          The Leases are accurately described on Schedule 2 attached hereto.  The Leases have not been amended or modified by Seller except as shown on Schedule 2.  The copies of the Leases provided to, or made available to, Buyer are true, complete and correct copies (including all amendments, addenda and other agreements relating to the Leases).  On or before the Effective Date, Seller shall have delivered to Buyer true, correct and complete copies of the Leases listed on Schedule 2, including all amendments thereto.

(c)          To Seller’s knowledge, Seller has received no written notice that there is any litigation, arbitration or other legal or administrative suit, action or proceeding pending or threaten against Seller relating to the Real Property or any part thereof which would materially affect the Real Property.  For purposes of this representation, any lawsuit resulting in or expected to result in damages in excess of $50,000 in the aggregate shall be deemed to be material.

(d)          Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

(e)          Seller is not now (nor shall be at any time prior to or at the Closing be) a Person with whom a U.S. Person is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under anti-money laundering laws and regulations (“AML Laws”) or other relevant United States law, regulation and executive orders, including lists published by the Office of Foreign Assets Control (“OFAC”) (including those executive orders and lists published by OFAC with respect to persons that have been designated by executive order or by the sanction regulations of OFAC as persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC or otherwise) or under United Nations, Organization for Economic Co-operation and Development (“OEDC”) or other laws, regulations, executive orders or guidelines similar to AML Laws.  Seller is not a Person with which a U.S. Person, including a United States Financial Institution as defined in 31 U.S.C. §5312, as amended, is prohibited from transacting business of the type contemplated by this Agreement under any applicable AML Law.  Seller has not been convicted of any criminal violation of any AML Law.  Seller is in compliance with the Patriot Act as applicable to Seller.

(f)          Except for CBRE, Inc., a Delaware corporation (“Broker”), Seller has not dealt with any real estate broker or finder in connection with the sale of the Property to Buyer or this Agreement.

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(g)          As used herein, “to Seller’s knowledge,” “to the knowledge of Seller” and similar phrases shall mean to the current actual knowledge of Thomas Crowley, Corporate Real Estate Strategy & Services Business Partner Chief, only, without any duty of independent investigation or inquiry, and without personal liability therefor, and such term shall not include the knowledge of any other person or firm.  Actual knowledge shall not be deemed to exist merely by assertion by Buyer of a claim that any of the foregoing persons should have known of such facts or circumstances, if such person did not have actual knowledge of such facts and circumstances.

5.2          Buyer.  The representations and warranties of Buyer in this Section 5.2 and in Buyer’s Closing Certificate (defined below) are a material inducement for Seller to enter into this Agreement.  Seller would not sell the Property to Buyer without such representations and warranties of Buyer.  Such representations and warranties shall survive the Closing for the Survival Period, at which time such representations and warranties shall terminate.  Buyer represents and warrants to Seller as of the Effective Date as set forth below in this Section 5.2.

(a)          Buyer is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware.  Buyer is duly qualified to do business and is in good standing in the State of California.  Buyer has full power and authority to enter into this Agreement and to perform this Agreement.  The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary action on the part of Buyer and all required consents or approvals have been duly obtained or will be obtained.  This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

(b)          Neither Buyer nor, to Buyer’s knowledge, any of Buyer’s direct sources of funding is now (or shall be at any time prior to or at the Closing be) a Person with whom a U.S. Person is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under AML Laws or other relevant United States law, regulation and executive orders, including lists published by OFAC (including those executive orders and lists published by OFAC with respect to persons that have been designated by executive order or by the sanction regulations of OFAC as persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC or otherwise) or under United Nations, OEDC or other laws, regulations, executive orders or guidelines similar to AML Laws.  Buyer has taken such measures as are required of Buyer under AML Laws to ascertain that the funds being invested by Buyer in the Property under this Agreement are derived from permissible sources.  Neither Buyer nor, to Buyer’s knowledge, any of Buyer’s direct sources of funding is a Person with which a U.S. Person, including a United States Financial Institution as defined in 31 U.S.C. §5312, as amended is prohibited from transacting business of the type contemplated by this Agreement under any applicable AML Law.  Neither Buyer nor, to Buyer’s knowledge, any of Buyer’s direct sources of funding has been convicted of any criminal violation of any AML Law.  Buyer and, to Buyer’s knowledge, its direct sources of funding are in compliance with the Patriot Act as applicable to Buyer and its direct sources of funding.

(c)          Except for Broker, Buyer has not dealt with any real estate broker or finder in connection with the purchase of the Property from Seller or this Agreement.

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(d)          The amounts payable by Buyer to Seller hereunder are not and were not, directly or indirectly, derived from activities in contravention of federal, state, or international laws and regulations (including, without limitation, AML Laws).  None of (A) Buyer; (B) any person controlling or controlled by Buyer, directly or indirectly, including but not limited to any person or persons owning, in the aggregate, a fifty percent (50%) or greater direct or indirect ownership interest in Buyer; or (C) any person, if Buyer is a privately-held entity, having a beneficial interest in Buyer is:  (1) a country, territory, government, or person subject to sanctions under any Executive Order issued by the President of the United States or any regulation administered by OFAC of the United States Department of the Treasury; (2) a Foreign Terrorist Organization designated by the United States Department of State; or (3) a person who Buyer knows, or reasonably should know, has engaged in or engages in terrorist activity, or has provided or provides material support for terrorist activities or terrorist organizations, as prohibited by U.S. law, including but not limited to the Patriot Act.

ARTICLE 6

Covenants

6.1          Seller.  Seller covenants and agrees with Buyer as follows:

(a)          Between the Effective Date and the Closing Date, Seller shall not execute any additional lease or any contract affecting the Real Property or amend, modify, renew, extend or terminate any of the Leases, the Contracts or the Permits in any material respect without the prior approval of Buyer, which approval shall not be unreasonably withheld; provided, however, that Seller will not be obligated to obtain Buyer’s written approval if Seller is contractually obligated to take such action under the terms of any such Lease, Contract or Permit, and Seller may enter into new contracts without Buyer’s consent if such contract is both (i) necessary as a result of an emergency at the Property and (ii) terminable upon not more than thirty (30) calendar days’ notice without penalty.  Between the Effective Date and the Closing Date, Seller shall manage, operate, maintain and repair the Real Property and the Personal Property in the ordinary course of business in accordance with sound property management practice, keep the Real Property and the Personal Property in good repair and working order and sound condition, promptly give Buyer copies of written notices received by Seller asserting any material breach or default under the Leases or the Contracts or any material violation of the Permits or any covenants, conditions, restrictions, laws, statutes, rules, regulations or ordinances applicable to the Real Property or the Personal Property, and perform when due Seller’s obligations under the Leases, the Contracts and the Permits in accordance with the Leases, the Contracts and the Permits and all applicable laws

(b)          Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, that may be suffered or incurred by Buyer if any representation or warranty made by Seller in Section 5.1 hereof or in Seller’s Closing Certificate was untrue or incorrect in any material respect when made or that may be caused by any breach by Seller of any such representation or warranty.  Notwithstanding the foregoing, Buyer shall not have the right to enforce any claim, nor shall Seller be liable in any way to Buyer, for a breach of a representation or warranty of Seller if the breach in question results from or is based on a condition, state of facts or other matter of which Buyer had knowledge prior to the Closing.  Furthermore, Seller shall have no liability to Buyer for a breach of any representation or warranty made by Seller under Section 5.1 hereof or in Seller’s Closing Certificate unless written notice containing a description of the specific nature of such breach has been given by Buyer to Seller, and Buyer shall have commenced an action against Seller with respect to such breach prior to the date that is thirty (30) calendar days after the expiration of the Survival Period.  Furthermore, no claim for breach of any representation or warranty of Seller shall be actionable or payable unless (i) Buyer has first notified Seller in writing of any such claim and afforded Seller a fifteen (15) calendar day period during which Seller shall have the right to cure any such alleged breach of any representation or warranty, or other obligation or liability, and (ii) the valid claims for all such breaches collectively aggregate more than Five Hundred Thousand Dollars ($500,000), in which event the full amount of such claims shall be actionable.  In no event shall the aggregate liability of Seller to Buyer by reason of a breach of one or more of Seller’s representations exceed the sum of Five Million Dollars ($5,000,000).  In no event shall Seller be liable for any indirect or consequential damages on account of Seller’s breach of any covenant, representation or warranty, or other obligation or liability contained in this Agreement or any certificate, assignment or other document delivered in connection with this Agreement.

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(c)          Seller shall use commercially reasonable efforts to obtain and deliver to Buyer prior to the Closing Date a “Tenant Estoppel Certificate” in substantially the form attached hereto as Exhibit I (or as otherwise provided for in the respective Lease) executed by each tenant under a Lease.

(d)          If the purchase and sale of the Property is completed in accordance with this Agreement, Seller shall pay the commission due Broker in accordance with the separate written agreement between Seller and Broker.

6.2          Buyer.  Buyer covenants and agrees with Seller as follows:

(a)          Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, that may be suffered or incurred by Seller if any representation or warranty made by Buyer in Section 5.2 hereof or in Buyer’s Closing Certificate was untrue or incorrect in any respect when made or that may be caused by any breach by Buyer of any such representation or warranty.

(b)          Except for liabilities retained or incurred by Seller hereunder, from and after the Closing, Buyer shall indemnify, defend and hold harmless Seller and its affiliates and their respective officers, directors, employees and agents from and against all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, first arising or accruing after the Closing based upon, arising out of, in connection with or relating to the Property, including, without limitation, any such that are caused by any failure by Buyer to perform its obligations as the landlord under the Leases or as the Property owner under the Contracts.

6.3          Casualty Damage.  If, before the Closing Date, the Improvements on the Property are damaged by any casualty and the cost to restore such improvements, as reasonably determined by Seller, is more than Twenty-Five Million Dollars ($25,000,000), Buyer shall have the right, by giving notice to Seller within ten (10) business days after Seller gives notice of the occurrence of such casualty to Buyer, to terminate this Agreement, in which event this Agreement shall terminate.  If, before the Closing Date, the Improvements on the Property are damaged by any wholly or partially uninsured casualty and the cost to restore such improvements, as reasonably determined by Seller, is Twenty-Five Million Dollars ($25,000,000) or less, Buyer shall have the right to terminate provided that Seller may void such termination by agreeing to provide a credit to Buyer in the amount of the cost to restore.  If, before the Closing Date, the Improvements on the Property are damaged and Buyer does not have the right to terminate this Agreement, or Buyer has the right to terminate this Agreement pursuant to this Section but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, on the Closing Date, any insurance proceeds (or, if not theretofore received, the right to receive such proceeds) payable to Seller on account of the damage shall be transferred to Buyer and the amount of any deductible under Seller’s insurance policy to the extent of the restoration cost as reasonably determined by Seller shall be a credit to Buyer against the total Purchase Price.  Seller shall give notice to Buyer reasonably promptly after the occurrence of any damage to the Improvements on the Property by any casualty.  If necessary, the Closing Date shall be postponed until Seller has given any notice to Buyer required by this Section 6.3 and the period of ten (10) business days described in this Section 6.3 has expired, and the restoration cost has been determined by Seller.  Nothing in this Section 6.3 shall be deemed to constitute an obligation on the part of Seller to carry or maintain any insurance of any kind whatsoever pertaining to the Property.

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6.4          Eminent Domain.  If, before the Closing Date, proceedings are commenced for the taking by exercise of the power of eminent domain of all or a material part of the Property which, as reasonably determined by Buyer, would render the Property unsuitable for Buyer’s intended use, Buyer shall have the right, by giving notice to Seller within ten (10) business days after Seller gives notice of the commencement of such proceedings to Buyer, to terminate this Agreement, in which event this Agreement shall terminate.  If, before the Closing Date, proceedings are commenced for the taking by exercise of the power of eminent domain of less than such a material part of the Property, or if Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, on the Closing Date, the condemnation award (or, if not theretofore received, the right to receive such award) payable to Seller on account of the taking shall be transferred to Buyer.  Seller shall give notice to Buyer reasonably promptly after Seller’s receiving notice of the commencement of any proceedings for the taking by exercise of the power of eminent domain of all or any part of the Property.  If necessary, the Closing Date shall be postponed until Seller has given any notice to Buyer required by this Section 6.4 and the period of ten (10) business days described in this Section 6.4 has expired.  For purposes of this Section 6.4, a “material part of the Property” shall mean a part of the Property that would result in a decrease of the value of the Property by Twenty-Five Million Dollars ($25,000,000).  Nothing in this Section 6.4 shall be deemed to constitute an obligation on the part of Seller to carry or maintain any insurance of any kind whatsoever pertaining to the Property.

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ARTICLE 7

Conditions Precedent

7.1          Seller.  The obligations of Seller under this Agreement are subject to the satisfaction of all of the conditions set forth in this Section 7.1.  Seller may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing.  After the Closing, any such condition that has not been satisfied shall be treated as having been waived in writing.  No such waiver shall constitute a waiver by Seller of any of its rights or remedies if Buyer defaults in the performance of any covenant or agreement to be performed by Buyer under this Agreement or if Buyer breaches any representation or warranty made by Buyer in Section 5.2 hereof or in Buyer’s Closing Certificate.  If any condition set forth in this Section 7.1 is not fully satisfied or waived in writing by Seller, this Agreement shall terminate, and, in such event, the Deposit shall be paid to Seller if and to the extent Seller is entitled to receive the Deposit pursuant to Section 2.3 hereof (and otherwise the Deposit shall be immediately returned to Buyer), and thereafter, the parties shall have no further rights or obligations hereunder except for obligations that expressly survive the termination of this Agreement, but without releasing Buyer from liability if Buyer defaults in the performance of any such covenant or agreement to be performed by Buyer or if Buyer breaches any such representation or warranty made by Buyer before such termination.

(a)          On the Closing Date, Buyer shall have performed all covenants required of Buyer under this Agreement in all material respects.

(b)          On the Closing Date, all representations and warranties made by Buyer in Section 5.2 hereof shall be true and correct in all material respects as if made on and as of the Closing Date and Seller shall have received a Buyer’s Closing Certificate (“Buyer’s Closing Certificate”) in the form of Exhibit F attached hereto, certifying to Seller that all of Buyer’s representations and warranties are true and correct in all material respects on and as of the Closing Date.

(c)          On the Closing Date, there shall be no judicial or administrative order against Seller’s consummation of the transactions contemplated herein to be consummated as of the Closing Date as a result of any suit or action instituted by any person unaffiliated with, and not acting on behalf of, Seller or any of Seller’s affiliates.

(d)          Satisfaction of the CPUC Approval Condition.

(e)          On the Closing Date, Buyer shall have executed and delivered to Seller the PG&E Lease, the Utility Access Agreement, and counterparts of any ancillary agreement thereto to which Buyer is to become a party and shall have provided all deliverables and performed all obligations required to be provided or performed by Buyer prior to or at the Closing under the PG&E Lease.

7.2          Buyer.  The obligations of Buyer under this Agreement are subject to satisfaction of all of the conditions set forth in this Section 7.2.  Buyer may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing.  After the Closing, any such condition that has not been satisfied shall be treated as having been waived in writing.  No such waiver shall constitute a waiver by Buyer of any of its rights or remedies if Seller defaults in the performance of any covenant or agreement to be performed by Seller under this Agreement or if Seller breaches any representation or warranty made by Seller in Section 5.1 hereof or in Seller’s Closing Certificate.  If any condition set forth in this Section 7.2 is not fully satisfied or waived in writing by Buyer, this Agreement shall terminate, but without releasing Seller from liability if Seller defaults in the performance of any such covenant or agreement to be performed by Seller or if Seller breaches any such representation or warranty made by Seller before such termination.

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(a)          On the Closing Date, Seller shall have performed all covenants required of Seller under this Agreement in all material respects.

(b)          On the Closing Date, all representations and warranties made by Seller in Section 5.1 hereof shall be true and correct in all material respects as if made on and as of the Closing Date and Buyer shall have received a Seller’s closing certificate (“Seller’s Closing Certificate”) in the form of Exhibit E attached hereto, certifying to Buyer that all of Seller’s representations and warranties are true and correct in all material respects on and as of the Closing Date; provided that if there are any material adverse exceptions, Seller shall have the right, but not the obligation, upon written notice to Buyer, to postpone the Closing Date for up to seven (7) calendar days and to take any action available to Seller that Seller deems appropriate to allow Seller to deliver Seller’s Closing Certificate at the Closing (as so postponed).  If requested, Buyer shall cooperate in good faith with Seller in connection therewith.

(c)          On the Closing Date, there shall be no judicial or administrative order against Buyer’s consummation of the transactions contemplated herein to be consummated as of the Closing Date as a result of any suit or action instituted by any person unaffiliated with, and not acting on behalf of, Buyer or any of Buyer’s affiliates.

(d)          Satisfaction of the CPUC Approval Condition.

(e)          On the Closing Date, the Title Company shall be prepared to issue to Buyer an extended coverage owner’s policy of title insurance (2006 form), with liability equal to the total Purchase Price, insuring Buyer that fee title to the Property is vested in Buyer subject only to the Permitted Exceptions and the usual preprinted exceptions in an extended coverage policy, containing such endorsements as Seller may commit to provide pursuant to Section 1.2(f), and with reinsurance or co-insurance in an amount equal to fifty percent (50%) of the Purchase Price (the “Title Policy”).

As used herein, the “CPUC Approval Condition” shall mean receipt of CPUC Approval in a form acceptable to Seller in its sole and absolute discretion, including approval of the proposed accounting and ratemaking treatment of the sale.  Notwithstanding anything to the contrary in Section 7.1 or Section 7.2, the CPUC Approval Condition may not be waived by either party.

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ARTICLE 8

Closing

8.1          Procedure.  Seller and Buyer shall cause the following to occur at the Closing on the Closing Date:

(a)          The Title Company shall be unconditionally prepared to record in the Office of the San Francisco County Recorder in the State of California:  (i) the Deed for the Real Property, duly executed and acknowledged by Seller, and (ii) the Transformer Room Agreement covering portions of the Property (the “Utility Access Agreement”) in the form of Exhibit J attached hereto, duly executed and acknowledged by Buyer and Seller.

(b)          Seller shall date as of the Closing Date, execute and deliver to Buyer:  (i) the Assignment of Leases; (ii) the Bill of Sale; (iii) the Assignment of Contracts; (iv) a Certificate of Non-Foreign Status in the form of Exhibit G attached hereto; (v) Seller’s Closing Certificate; (vi) the lease agreement for portions of the Property (the “PG&E Lease”) in the form of Exhibit H attached hereto, and (vii) such other documents as are reasonably necessary to effectuate the sale of the Property to Buyer (including any state, county or city transfer tax declarations).

(c)          Buyer shall date as of the Closing Date, execute and deliver to Seller:  (i) the Assignment of Leases; (ii) the Assignment of Contracts; (iii) Buyer’s Closing Certificate; (iv) the PG&E Lease; and (v) such other documents as are reasonably necessary to effectuate the sale of the Property to Buyer (including any state, county or city transfer tax declarations).

(d)          Buyer shall pay to Seller the Purchase Price in cash in immediately available funds in accordance with Section 2.1 hereof; provided, however, Buyer shall deliver such funds to the Title Company no later than one (1) business day prior to the Closing Date.

8.2          Possession.  Subject to the PG&E Lease and the Leases, Seller shall transfer possession of the Property to Buyer on the Closing Date.  Seller shall, on the Closing Date, deliver to Buyer the Leases, Contracts, Permits and any other plans and specifications, certificates, licenses and approvals relating to the Property in the possession of Seller, which shall become the property of Buyer on the Closing Date.  On the Closing Date, Seller shall send letters to the Tenants notifying them that the Property has been sold to Buyer and directing them to pay future rent and other charges to Buyer at the address to be furnished by Buyer.

8.3          Closing Costs.  Seller shall pay (i) one-half of any escrow fees, and (ii) for any city and county transfer taxes arising from the transaction contemplated hereby.  Buyer shall pay (i) the cost of recording the Deed, (ii) the cost of the premium for the Title Policy, including any upgrades, endorsements, coinsurance and reinsurance to the Title Policy, including the cost of extended coverage over general exceptions, (iii) one-half of any escrow fees, and (iv) the cost of any updates to the Survey.  Any other closing costs shall be paid in accordance with local custom.

8.4          Prorations.  Prior to the Closing, Seller shall provide to Buyer a draft proration schedule and information and verification reasonably necessary to support such prorations schedule.  Buyer and Seller shall use reasonable efforts to finalize as many items on such proration schedule as possible before the Closing.  The items in subparagraphs (a) through (d) of this Section 8.4 shall be prorated between Seller and Buyer based on the actual number of days in the applicable period, as of the end of day immediately preceding the Closing Date, with Seller being entitled to income and obligated for expenses attributable to the period prior to the Closing Date, and Buyer being entitled to the income and obligated for expenses attributable to the Closing Date and thereafter.

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(a)          Real Estate Taxes and Assessments.  Seller or Buyer, as the case may be, shall be allocated current general and special real estate taxes, bond interest (if applicable), assessments, improvement district assessments (including, any assessments imposed by private covenant) and similar items (“Taxes”) applicable to Buyer’s period of ownership or applicable to Seller’s period of ownership, respectively, even if such Taxes are not yet due and payable.  Buyer expressly acknowledges that Seller, as a regulated public utility, pays Taxes on the Property as assessed by the California State Board of Equalization (the “SBE”) as of January 1 of each year.  Once the Property is so assessed, Seller automatically is obligated to pay Taxes thereon for the subsequent fiscal year commencing the following July 1.  At the Closing, Taxes shall be prorated between Seller and Buyer, with Seller responsible for all Taxes allocable to the period before Closing, and Buyer responsible for all Taxes allocable to the period on and after Closing and Seller shall receive a credit for any amounts that Seller has become obligated to pay to the SBE (except to the extent that Buyer is obligated to pay Taxes for the same period of time to the City and County of San Francisco such that Buyer would be exposed to the payment of double Taxes).  Buyer shall cooperate with Seller and the SBE to complete any documentation necessary to transfer the assessment process out of the SBE jurisdiction and terminate the assessment of Taxes by the SBE.  The obligations of the parties under this Section 8.4(a) shall survive Closing.

(b)          Rent.  Buyer shall receive a credit for any rent and other income (and any applicable state or local tax on rent), including operating expenses and other pass-through expenses, under the Leases collected by Seller before the Closing that apply to any period after the Closing.  Uncollected rent and other uncollected income shall not be prorated at the Closing.  After the Closing, Buyer shall apply all rent and income collected by Buyer from the Tenants, unless such Tenant properly identifies the payment as being for a specific item, first to Tenant’s monthly rental for the then current month, second to the Tenant’s monthly rental for the month in which the Closing occurred and then to arrearages in the reverse order in which they were due, remitting to Seller, after deducting any actual out-of-pocket collection costs, any rent properly allocable to Seller’s period of ownership.  Buyer shall bill and attempt to collect such rent arrearages in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any rent arrearages.  Any rent or other income received by Buyer after the Closing that is owed to Seller shall be held in trust and remitted to Seller promptly after receipt.  All Tenant security deposits (and interest thereon if required by law or contract to be earned thereon) shall be transferred or credited to Buyer at the Closing.  Any letters of credit or other non-cash Tenant security deposits held by Seller shall be transferred and re-issued to Buyer.  As of the Closing, Buyer shall assume Seller’s obligations related to Tenant security deposits, but only to the extent they are properly credited and transferred to Buyer.

(c)          Contracts and Operating Expenses.  Seller or Buyer, as the case may be, shall receive a credit for regular charges under the Contracts and for operating expenses, paid and applicable to Buyer’s period of ownership or payable and applicable to Seller’s period of ownership, respectively.

20

(d)          Utilities.  Without duplication of the apportionment for operating expense pass-throughs, unreimbursed charges for assessments for sewer and water and other utilities, including charges for consumption of electricity, steam and gas and any other receipts or charges, as applicable, shall be apportioned by Buyer and Seller within four (4) weeks after the Closing.  Seller shall use reasonable efforts to have all meters read as close to, but before, the Closing as is feasible, and shall be responsible for amounts shown due by reason of such readings.

8.5          Post-Closing Access.  Seller may inspect Buyer’s books and records related to the Property to confirm the proration calculations as provided in Section 8.5 above.  For a period of at least one (1) year after the Closing, upon reasonable prior notice and during normal business hours, Buyer shall provide Seller and Seller’s designated accountants and auditors with access to the books and records of the Property and all similar information relating to the period prior to the Closing Date.

ARTICLE 9

General

9.1          Notices.  All notices and other communications under this Agreement shall be properly given only if made in writing and (i) mailed by certified mail, return receipt requested, postage prepaid, or (ii) delivered by hand (including messenger or recognized delivery, courier or air express service), or (iii) by facsimile or email (accompanied by telephonic notice) provided however, that if such communication is given via facsimile transmission or email, an original counterpart of such communication shall concurrently be sent in the manner specified in item (ii) above, to the party at the address set forth in this Section 9.1 or such other address as such party may designate by notice to the other party pursuant to this Section 9.1.  Such notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed, on the date of such hand delivery if hand delivered, on the date of facsimile confirmation (provided that the foregoing requirements in connection with such facsimile are satisfied) or on the date the email is sent, provided that the sender does not receive any failure of delivery notice (provided that the foregoing requirements in connection with such email are satisfied).  If any such notice or other communication is not received or cannot be delivered due to a change in the address of the receiving party of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such notice or other communication shall be effective on the date delivery is attempted.  Any notice or other communication under this Agreement may be given on behalf of a party by the attorney for such party.

(a)          The address of Seller:

Pacific Gas and Electric Company
Corporate Real Estate Transactions Dept.
Pacific Gas and Electric Company
P.O. Box 770000, Mail Code N131
San Francisco, CA 94177

21

OR

245 Market Street, Room 1377
San Francisco, CA 94105
Attention: Tara Agid
Email: TLHc@pge.com

With a copy to:

Law Department
Pacific Gas and Electric Company
P.O. Box 7442
San Francisco, CA 94120
Attn: Wendy Coleman, Esq.

OR

77 Beale Street, Mail Code B30A
San Francisco, CA 94105
Attn: Wendy Coleman, Esq.
Email: wtc7@pge.com

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
Four Embarcadero Center, Suite 2200
San Francisco, California 94111
Attention:  Rachel B. Horsch, Esq.
Telephone No.:  (415) 983-1193
Facsimile No.:  (415) 983-1200
Email: rachel.horsch@pillsburylaw.com

(b)          The address of Buyer is:

Hines
101 California Street, Suite 1000
San Francisco, California  94111-5813
Attn: Paul Paradis/Kevin Chow
Telephone:  (415) 982-6200
Facsimile:  (415) 398-1442
Email:  paul.paradis@hines.com/kevin.chow@hines.com

22

with a copy to:

Shartsis Friese, LLP
One Maritime Plaza, 18th Floor
San Francisco, California  94111
Attn:  Peter Aitelli
Telephone:  (415) 421-6500
Facsimile:  (415) 421-2922
Email:  paitelli@sflaw.com

9.2          Attorneys’ Fees.  If there is any legal action or proceeding between Seller and Buyer arising from or based on this Agreement, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees and expenses, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith.  If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees and expenses shall be included in and as a part of such judgment.

9.3          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws.

9.4          Construction.  Seller and Buyer acknowledge that each party and its counsel have reviewed and revised this Agreement and that the rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any document executed and delivered by either party in connection with the transactions contemplated by this Agreement.  The captions in this Agreement are for convenience of reference only and shall not be used to interpret this Agreement.

9.5          Terms Generally.  The defined terms in this Agreement shall apply equally to both the singular and the plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The term “person” includes individuals, corporations, partnerships, limited liability companies, trusts, other legal entities, organizations and associations, and any government or governmental agency or authority.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The words “approval,” “consent” and “notice” shall be deemed to be preceded by the word “written.”

9.6          Further Assurances.  From and after the Effective Date, Seller and Buyer agree to do such things, perform such acts, and make, execute, acknowledge and deliver such documents as may be reasonably necessary or proper and usual to complete the transactions contemplated by this Agreement and to carry out the purpose of this Agreement in accordance with this Agreement.

9.7          Partial Invalidity.  If any provision of this Agreement is determined by a proper court to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement and this Agreement shall remain in full force and effect without such invalid, illegal or unenforceable provision.

23

9.8          Waivers.  No waiver of any provision of this Agreement or any breach of this Agreement shall be effective unless such waiver is in writing and signed by the waiving party and any such waiver shall not be deemed a waiver of any other provision of this Agreement or any other or subsequent breach of this Agreement.

9.9          Miscellaneous.  The Exhibits and Schedules attached to this Agreement are by this reference incorporated herein and made a part of this Agreement.  Neither Seller nor Buyer shall make any public announcement of this Agreement or the transactions contemplated by this Agreement without the prior consent of the other, unless any such announcement is reasonably necessary to comply with applicable law.  Buyer shall not assign or transfer this Agreement, or any interest in or part of this Agreement, without the prior consent of Seller, which Seller may withhold in its sole and absolute discretion, except that Buyer may assign this Agreement with notice to, but without the consent of, Seller to an entity or entities that is or are affiliated with Buyer that have been formed by Buyer for the purpose of taking title to the Property.  No such assignment or transfer shall release Buyer from any obligation or liability under this Agreement.  Subject to the foregoing, this Agreement shall benefit and bind Seller and Buyer and their respective personal representatives, heirs, successors and assigns.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement.  This Agreement may not be amended or modified except by a written agreement signed by Seller and Buyer.  This Agreement and the Confidentiality Agreement constitute the entire and integrated agreement between Seller and Buyer relating to the purchase and sale of the Property, and this Agreement supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect to the sale of the Property.

9.10          Time is of the Essence.  Subject to the express Closing extension rights included herein, time is of the essence of this Agreement.  In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is not a business day, in which case the period shall be deemed to run until the end of the next day which is a business day.

9.11          Electronic Signatures.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.  The words “execution”, “signed” and “signature” and words of like import in this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “.pdf”, “.tif” or “.jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including, without limitation, the Electronic Signatures in Global and National Commerce Act, any state law based on the Uniform Electronic Transactions Act and the Uniform Commercial Code.

9.12          Exculpation.  No constituent shareholder, member or partner in or agent of Seller or Buyer, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, member, manager, partner, participant, representative or agent of any partnership, limited liability company, corporation, trust or other entity that has or acquires a direct or indirect interest in Seller or Buyer, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times.  Each party and its successors and assigns and, without limitation, all other persons, shall look solely to the other party’s assets for the payment of any claim or for any performance, and each party, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.

24

9.13          Joint and Several Obligations.  If more than one person is included within the party designated hereinabove as Buyer, then each of the obligations imposed upon such party under this Agreement shall be the joint and several obligations of each of such persons.

9.14          Business Day.  For purposes of this Agreement, the term “business day” shall mean Monday through Friday, inclusive, but excluding any day which is recognized as a legal holiday by the State of California or the United States.  If this Agreement specifies a day or date by which a certain action is to be taken or notice to be given (e.g., the Effective Date, or a specific calendar day), then the action to be taken or notice to be given must be completed by 5:00 p.m. (Pacific time) on such date; provided, however, whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day.

[SIGNATURE PAGE TO FOLLOW]

25

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first hereinabove written.

SELLER:	Pacific Gas and Electric Company, a California corporation

	By:	/s/ Julius Cox
	Name:	Julius Cox
	Title:	Executive Vice President, People, Shared Services, and Supply Chain, Pacific Gas and Electric Company

BUYER:	Hines Atlas US LP, a Delaware limited partnership

[●]

	By:	/s/ Richard Heaton
	Name:	Richard Heaton
	Title:	Chief Legal Officer

[Signature Page to Purchase Agreement]

Title Company acknowledges receipt of the Deposit in the amount of Twenty Million Dollars ($20,000,000.00) and a copy of this Agreement executed by both Buyer and Seller.

Dated: May ___, 2021	CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

[Signature Page to Purchase Agreement]

EXHIBIT A

FORM OF DEED

Recorded at Request of and
When Recorded Mail to:

Mail Tax Statements to:

SPACE ABOVE THIS LINE FOR RECORDER’S USE

THE UNDERSIGNED GRANTOR DECLARES:
Documentary Transfer Tax is $[_____________]
computed on full value of property conveyed.
City and County of San Francisco

GRANT DEED

          For valuable consideration, receipt of which is acknowledged Pacific Gas and Electric Company, a California corporation hereby grants to [____________________], a [____________________], the real property located in the City and County of San Francisco, described in Exhibit A attached hereto and made a part hereof, together with the tenements, easements, rights of way and appurtenances belonging or in any way appertaining to the same, and the improvements thereon, subject to all matters of record.

Dated:  ____________, 2021

[signature on following page]

Exhibit A

GRANTOR:

Pacific Gas and Electric Company, a California corporation

By:
Name:
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF COUNTY OF	ss:

On	before me,	, a Notary Public, personally
(here insert name and title of the officer)
appeared
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
(This area for notary stamp)

Exhibit A

EXHIBIT B

ASSIGNMENT OF LEASES

THIS ASSIGNMENT OF LEASES (this “Assignment”), made as of ___________, ___, by and between ________________, a ________________ (“Seller”), and _________________, a ___________________ (“Buyer”),

W I T N E S S E T H:

For valuable consideration, receipt of which is acknowledged, Seller and Buyer agree as follows:

1.          Assignment and Assumption.

(a)          Seller hereby assigns and transfers to Buyer all right, title and interest of Seller in, to and under the leases, lease amendments, lease guaranties, work letter agreements, improvement agreements, subleases, assignments, licenses, concessions and other agreements (the “Leases”) described in Exhibit 1 attached hereto and made a part hereof.

(b)          Buyer hereby accepts the foregoing assignment, and assumes, agrees to perform all of the covenants and agreements in the Leases to be performed by the landlord thereunder that arise or accrue from and after the date of this Assignment.

3.          Further Assurances.  Seller and Buyer agree to execute such other documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.

4.          Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the State of California.

5.          Successors and Assigns.  This Assignment shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective personal representatives, heirs, successors and assigns.

6.          Counterparts.  This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signature pages may be detached from the counterparts and attached to a single copy of this Assignment to physically form one document.

[Signatures appear on next page]

Exhibit B

IN WITNESS WHEREOF, Seller and Buyer have executed this Assignment as of the date first hereinabove written.

SELLER:

Pacific Gas and Electric Company, a California corporation

By:	[DRAFT]
Name:
Title:

BUYER: [BUYER ENTITY, a [____________________]]

By:	[DRAFT]
Name:
Title:

Exhibit B

EXHIBIT C

BILL OF SALE

For valuable consideration, receipt of which is acknowledged, Pacific Gas and Electric Company, a California corporation (“Seller”), hereby sells, assigns, transfers and delivers to ______________, a ______________ (“Buyer”), all of Seller’s right, title and interest in and to all improvements, furniture, furnishings, trade fixtures, building systems and equipment, the personal property, tangible or intangible, owned by Seller and relating to or used in connection with the operation of the real property described on Exhibit 1 attached hereto or the leasehold property described on Exhibit 2 attached hereto, but excluding those items described in Exhibit 3 attached hereto (the “Personal Property”).

SELLER HAS MADE NO AFFIRMATION OF FACT OR PROMISE RELATING TO THE PERSONAL PROPERTY THAT HAS BECOME ANY BASIS OF THIS BARGAIN, AND FURTHER, SELLER HAS MADE NO AFFIRMATION OF FACT OR PROMISE RELATING TO THE PERSONAL PROPERTY THAT WOULD CONFORM TO ANY SUCH AFFIRMATION OR PROMISE.  SELLER DISCLAIMS ANY WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSE WHATEVER WITH RESPECT TO THE PERSONAL PROPERTY.  THE PERSONAL PROPERTY IS SOLD ON AN “AS IS” BASIS.

Dated:  ____________.

SELLER:

Pacific Gas and Electric Company, a California corporation

By:	[DRAFT]
Name:
Title:

Exhibit C

EXHIBIT D

ASSIGNMENT OF CONTRACTS

THIS ASSIGNMENT OF CONTRACTS (the “Assignment”), made as of ___________, ____, by and between Pacific Gas and Electric Company, a California corporation (“Seller”), and __________________, a __________________ (“Buyer”),

W I T N E S S E T H:

For valuable consideration, receipt of which is acknowledged, Seller and Buyer agree as follows:

1.          Assignment and Assumption.

(a)          Seller hereby assigns and transfers to Buyer all right, title and interest of Seller in, to and under the contracts (the “Contracts”) described in Exhibit 1 attached hereto and made a part hereof and all warranties, guarantees, building permits, certificates of occupancy, and other certificates, permits, licenses and approvals associated with the property described in Exhibit 2 (to the extent assignable).

(b)          Buyer hereby accepts the foregoing assignment, assumes and agrees to perform all of the covenants and agreements in the Contracts to be performed by Seller thereunder that arise or accrue from and after the date of this Assignment.

2.          Further Assurances.  Seller and Buyer agree to execute such other documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.

3.          Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the State of California.

4.          Successors and Assigns.  This Assignment shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective personal representatives, heirs, successors and assigns.

5.          Counterparts.  This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signature pages may be detached from the counterparts and attached to a single copy of this Assignment to physically form one document.

[Signatures appear on next page]

Exhibit D

IN WITNESS WHEREOF, Seller and Buyer have executed this Assignment as of the date first hereinabove written.

SELLER:

Pacific Gas and Electric Company, a California corporation

By:	[DRAFT]
Name:
Title:

BUYER: [BUYER ENTITY, a [____________________]]

By:	[DRAFT]
Name:
Title:

Exhibit D

EXHIBIT E

SELLER’S CLOSING CERTIFICATE

For valuable consideration, receipt of which is acknowledged, __________, a __________ (“Seller”), hereby certifies to ___________________, a _______________ (“Buyer”), that all representations and warranties made by Seller in Section 5.1 of the Purchase Agreement dated ________________, ______, between Seller and Buyer (the “Purchase Agreement”) are true and correct in all material respects on and as of the date of this Certificate except for any changes that are not materially adverse and any changes in the list of Leases attached to the Assignment of Leases from Schedule 2 attached to the Purchase Agreement or in the list of Contracts attached to the Assignment of Contracts from Schedule 4 attached to the Purchase Agreement.  This Certificate is executed by Seller and delivered to Buyer pursuant to the Purchase Agreement.

Dated:  ____________.

SELLER:

Pacific Gas and Electric Company, a California corporation

By:	[DRAFT]
Name:
Title:

Exhibit E

EXHIBIT F

BUYER’S CLOSING CERTIFICATE

For valuable consideration, receipt of which is acknowledged, ___________________, a _________________ (“Buyer”), hereby certifies to __________________, a ____________ “Seller”), that all representations and warranties made by Buyer in Section 5.2 of the Purchase Agreement dated _____________, ______, between Seller and Buyer (the “Purchase Agreement”) are true and correct in all material respects on and as of the date of this Certificate except for any changes that are not materially adverse.  This Certificate is executed by Buyer and delivered to Seller pursuant to the Purchase Agreement.

Dated:  ____________.

BUYER: [BUYER ENTITY, a [____________________]]

By:	[DRAFT]
Name:
Title:

Exhibit F

EXHIBIT G

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Pacific Gas and Electric Company, a California corporation (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.          Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.          Seller is not a disregarded entity as defined in Income Tax Regulations section 1.1445-2(b)(2)(iii).

3.          Seller’s U.S. employer identification number is _____________; and

4.          Seller’s office address is ______________________________.

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Dated: __________________.

SELLER:

Pacific Gas and Electric Company, a California corporation

By:	[DRAFT]
Name:
Title:

Exhibit G

EXHIBIT H

PG&E LEASE

LEASE AGREEMENT

dated as of _____________, 20___,

by and between

____________________________,

a _____________________ (“Landlord”),

and

Pacific Gas and Electric Company,
a California corporation (“Tenant”)

TABLE OF CONTENTS

Page Number

1.	Lease.		1
	1.1	Premises	1
	1.2	Project Rights and Obligations	1
	1.3	Landlord Waiver	1
	1.4	Acceptance of Premises	1
2.	Term; Extension Right		2
	2.1	Term	2
	2.2	Extension Right	2
3.	Rent		2
	3.1	Base Rent	2
	3.2	Additional Rent	2
	3.3	Payment to Landlord	3
	3.4	Late Charges and Interest	3
4.	Insurance		3
	4.1	Tenant’s Insurance Requirements	3
	4.2	Landlord’s Insurance Requirements	5
	4.3	General Requirements	5
	4.4	Waiver of Subrogation	6
5.	Taxes		6
	5.1	Real Property Taxes	6
	5.2	Personal Property Taxes	6
6.	Utilities, Services, Repairs and Maintenance		6
	6.1	Landlord’s Obligations	6
	6.2	Tenant’s Obligations	8
	6.3	Inspection of Premises	8
	6.4	Landlord Self-Help	8
7.	Alterations		8
	7.1	Tenant Alterations	8
	7.2	Mechanics Liens	9
8.	Use and Compliance With Laws		9
	8.1	Permitted Use	9
	8.2	Prohibited Uses	9
	8.3	Cessation of Operation	10
	8.4	Compliance With Laws	10
9.	Damage and Destruction		10
	9.1	Repair Estimate	10
	9.2	Tenant’s and Landlord’s Rights to Terminate	11
	9.3	Repair Obligation	11
	9.4	Abatement of Rent	11

i

10.	Eminent Domain		11
	10.1	Total Condemnation	11
	10.2	Partial Condemnation	11
	10.3	Landlord’s Award	12
11.	Default		12
	11.1	Events of Tenant Default	12
	11.2	Landlord’s Remedies	12
	11.3	Landlord’s Default	14
	11.4	Tenant’s Remedies	14
	11.5	Exculpation	15
12.	Assignment and Subletting		16
	12.1	Landlord’s Consent	16
	12.2	Permitted Transfers	16
	12.3	Terms of Transfer	16
13.	Estoppel Certificate; Attornment and Subordination; Quiet Enjoyment		17
	13.1	Estoppel Certificate	17
	13.2	Attornment	17
	13.3	Subordination	17
	13.4	Quiet Enjoyment	17
14.	Brokerage Commission		18
15.	Environmental Matters		18
	15.1	Landlord Indemnity	18
	15.2	Tenant Indemnity	18
	15.3	Compliance with Environmental Laws	18
16.	General Provisions		19
	16.1	Holding Over	19
	16.2	Mutual Consequential Damages Waiver	19
	16.3	Notices	19
	16.4	Successors Bound	20
	16.5	Waiver	21
	16.6	Time	21
	16.7	Attorneys’ Fees	21
	16.8	Construction	21
	16.9	Severability	21
	16.10	Applicable Law	22
	16.11	Consent	22
	16.12	Agreements in Writing	22
	16.13	Authority	22
	16.14	Sale of Premises	22
	16.15	Force Majeure	22
	16.16	Indemnification; Hold Harmless	22
	16.17	Surrender of Possession	23
	16.18	OFAC Certification of Landlord	24
	16.19	OFAC Certification of Tenant	24

ii

16.20	Counterparts	24
16.21	Mandatory Negotiation and Mediation	24
16.22	Joint and Several Liability	25

Exhibit A         Premises and Base Rent
Exhibit B          Project Rights and Obligations
Exhibit C          Depiction of Premises and Non-Exclusive Rights Use Areas
Exhibit D          Depiction of Expiration Dates as to 77 Beale Portion of Premises

iii

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is entered into as of _____________, 20___, by and between [______________, a ___________] (“Landlord”), and Pacific Gas and Electric Company, a California corporation (“Tenant”).

Recitals

A.          Landlord is the owner of the real properties located at 25 and 77 Beale Street, 215 and 245 Market Street, and 50 Main Street, each in the City and County of San Francisco (the “City”), State of California (the “State”), together with all improvements constructed or to be constructed on such real property (collectively, the “Project”).

B.          Tenant desires to lease the Premises (as defined below) and Landlord desires to lease the Premises to Tenant.

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the above Recitals and as follows:

1.          Lease.

1.1          Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord certain portions of the Project as set forth in Exhibit A hereto (“Premises”), upon all of the terms, covenants and conditions in this Lease.

1.2          Project Rights and Obligations.  For no additional charge, Tenant shall have certain additional non-exclusive rights to use, and certain other rights with respect to, the portions of the Project not comprising the Premises identified in and described on Exhibit B attached hereto.  The Premises and certain non-exclusive rights use areas are depicted on site plans attached as Exhibit C.  In addition, Landlord shall limit any use of the Project (including any renovations of and redevelopment of the portions of the Project not including the Premises) in any manner that would unreasonably interfere with Tenant’s use and enjoyment of, or access to, the Premises, it being understood that any activities that impair uninterrupted functioning of the [●] (the “[●]”) would be unreasonable interference (“Unreasonable Interference”).

1.3          Landlord Waiver.  Landlord hereby waives any and all rights it may have in Tenant’s personal property, including without limitation, Tenant’s inventory, trade fixtures, and equipment that may be removed without damage to the Premises.  Landlord shall execute, upon request by Tenant, a confirmation of such waiver in a commercially reasonable form.

1.4          Acceptance of Premises.  By entry hereunder, Tenant accepts the Premises from Landlord in its “as is”, “where is” condition.  Landlord has made no representations or warranties respecting the Premises and Tenant has investigated and inspected the Premises and has satisfied itself that the Premises are suitable for the Tenant’s intended use thereof and are in compliance with applicable laws and codes.  For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).

2.          Term; Extension Right.

2.1          Term.  The “Term” shall be the period commencing on the date hereof (“Commencement Date”) and continuing, as to each space within the 45 Beale portion of the Premises, through December 31, 2023, and, as to each space within the 77 Beale portion of the Premises, through December 31, 2022 or December 31, 2023, as indicated on Exhibit  D attached hereto.  As used herein, the “Expiration Date” of this Lease shall mean, as to the space within the 45 Beale portion of the Premises, December 31, 2023, and, as to any given space within the 77 Beale portion of the Premises, December 31, 2022 or December 31, 2023, as appropriate, unless in either case extended as described below.

2.2          Extension Right.  Tenant shall have two (2) successive options (each an “Option to Extend”) to extend the Term of this Lease for a period of three (3) months each (each an “Option Period”) as to each space within the Premises, commencing on the day immediately following the Expiration Date of this Lease with respect to the applicable space or the day immediately following the expiration of the prior Option Period, as the case may be, on all the same terms and conditions of the Lease excepting the monthly Base Rent which shall be at two hundred percent (200%) of the Base Rent for the Premises.  Tenant shall exercise its Option to Extend by giving written notice to Lessor of exercise (the “Exercise Notice”) not less than three (3) months prior to the commencement of the Option Period.

3.          Rent.

3.1          Base Rent.  Beginning on the Commencement Date, Tenant shall pay monthly base rent (“Base Rent”) during the Term for each portion of the Premises in accordance with Exhibit A.  Tenant shall pay the Base Rent in advance upon the first (1st) day of each calendar month of the Term, without notice, demand or offset, except as otherwise expressly stated herein.  If the Term or a reduction in the Premises commences or ends on a day other than the first (1st) day or last day of a calendar month, as applicable, then Tenant shall pay a pro rata portion of the Base Rent, prorated on a per diem basis.

3.2          Additional Rent.

3.2.1          All charges required to be paid by Tenant hereunder other than Base Rent shall be referred to as “Additional Rent”.  Tenant shall pay Additional Rent within thirty (30) days after Tenant’s receipt of a statement from Landlord, except as otherwise provided in this Lease.  All Additional Rent shall be deemed “rent” or “Rent” hereunder for all purposes, including Landlord’s remedies for non-payment thereof.

3.2.2          Landlord and Tenant shall work together cooperatively and collaboratively on the payment of Project operating expenses, it being understood that Tenant shall be responsible for the payment of any aggregate expenses above normal and customary aggregate expenses for a tenant leasing premises in size substantially-similar to the Premises for general office purposes in the San Francisco Financial District.

3.2.3          For the avoidance of doubt, unless otherwise provided for in this Lease (including Section 3.2.2 above), Tenant has no obligation to reimburse Landlord for any expenses of ownership, operation, repair and maintenance of the Project.

3.3          Payment to Landlord.  Payments of rents and all other amounts to be paid by Tenant to Landlord hereunder shall be made to Landlord at the address specified in Section 16.3 hereof, or at such other place as Landlord may from time to time direct in writing.  All rent shall be paid without prior notice, demand and without right of deduction or offset, except as otherwise provided in this Lease.

3.4          Late Charges and Interest.  Tenant hereby acknowledges that late payment by Tenant of the Base Rent or any Additional Rent shall cause Landlord to incur costs not contemplated by this Lease.  Accordingly, if any installment of Base Rent or any Additional Rent is not be paid within three (3) business days after the date that Landlord gives written notice to Tenant of Tenant’s failure to timely pay such sum(s), Tenant shall thereupon pay to Landlord a late charge equal to ten percent (10%) of the amount that is due (“Late Charge”); provided, however, that Landlord shall be required to give notice to Tenant only once per twelve (12) month period and, thereafter, a Late Charge shall accrue if the Rent is not paid within three (3) business days after the date the same is due hereunder.  Landlord and Tenant agree that this Late Charge represents a reasonable sum considering all of the circumstances existing on the date of this Lease, including the relationship of the sum to the loss to Landlord that could be reasonably anticipated by such nonpayment by Tenant and the anticipation that proof of actual damages sustained by Landlord would be costly or inconvenient to determine.  Such Late Charge shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord at law, in equity, or under this Lease.  In addition, any Base Rent or Additional Rent (excluding any Late Charge) not paid within thirty (30) days after the date the same is due hereunder, shall bear interest at the higher of ten percent (10%) or the maximum rate allowable under law (the “Interest Rate”).

4.          Insurance.

4.1          Tenant’s Insurance Requirements.

4.1.1          All Risk; Property Insurance.  Tenant shall procure and maintain during the Term, at its expense, insurance covering Tenant’s personal property from time to time in, on, or at the Premises, in an amount equal to the full replacement cost, and providing protection against events protected under “fire and extended coverage,” as well as against sprinkler damage, vandalism and malicious mischief.  The proceeds from such insurance shall be used solely for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 9 hereof, whereupon any proceeds of insurance covering Tenant’s leasehold improvements and any alterations or additions to the Premises shall be payable to Tenant.

4.1.2          Commercial General Liability Insurance and Umbrella Insurance.  During the Term, Tenant shall, at Tenant’s cost and expense, maintain and carry liability insurance with respect to damage or injury to property or person (including death) occurring on the Premises, or any part thereof, or arising from the ownership, use, occupancy or maintenance thereof, or arising directly or indirectly from any act or omission of Tenant or any Tenant’s agents, employees or contractors.  The liability insurance to be maintained by Tenant shall also insure performance of all of Tenant’s hold harmless and indemnity obligations under this Lease.  Such insurance shall be carried and maintained with a per occurrence limit of not less than Two Million Dollars ($2,000,000) primary coverage, which may be satisfied through primary and umbrella coverage.  Such insurance shall be in a Commercial General Liability form providing for blanket contractual liability coverage, broad form property damage coverage, products completed operations, and owner’s protective coverage.  Landlord shall be included as additional insured through a Blanket Additional Insured endorsement.  Such insurance maintained by Tenant shall be issued as primary policy(ies) and not contributing with or in excess of coverage that Landlord may carry.

4.1.3          Self-Insurance.

(a)          Notwithstanding any provision of this Lease to the contrary, Tenant shall have the right to fulfill any or all of its insurance obligations under this Lease by self-insurance, provided that the right to self-insure shall only apply so long as Tenant is the original Tenant named in this Lease and is wholly-owned by PG&E Corporation, a company that is publicly traded on the NYSE or, subject to obtaining Landlord’s reasonable approval, Tenant is a Permitted Transferee that maintains a self-insurance program similar to the self-insurance program of the original Tenant named herein with similar regulatory recovery treatment.

(b)          Any self-insurance by Tenant shall not result in decreased coverage to Landlord from what would have been provided to Landlord had Landlord been named as additional insured under insurance meeting the requirements of this Section 4.1 underwritten by a third-party insurance carrier.

(c)          Tenant shall have no claim against Landlord, and Tenant shall have waived all rights of recovery against Landlord, it’s agents, officers, directors, shareholders or employees for any damage, loss, or injury to the extent the same would have been covered by an insurance policy required under this Lease even if Tenant is self-insuring for all or a portion of such insurance, giving full effect to the waiver of subrogation provisions otherwise contained in this Lease.

4.1.4          Additional Requirements.  Tenant shall furnish to Landlord, prior to delivery of possession of the Premises, and thereafter prior to the expiration of each such policy, memorandum of insurance or a certificate of insurance issued by the insurance carrier of each policy of insurance carried pursuant to this Lease.  The policies provided for or contemplated by Section 4.1 shall name Tenant as the insured and Landlord (and its successors and/or assigns) as additional insured.  To the extent available on commercially reasonable terms, all policies provided for in this Section 4.1 shall contain clauses or endorsements to the effect that, or otherwise provide that the policies shall not be canceled without at least thirty (30) days’ notice to Landlord, except for non-payment of premium which shall be ten (10) days.  Any blanket insurance policy shall provide for the benefit of the Premises the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate policy insuring only the Premises in compliance with the provisions of this Section 4.1.

4.2          Landlord’s Insurance Requirements.  Landlord shall, at all times during the Term of this Lease, procure and continue in full force the following insurance, at its cost:

4.2.1          All Risk; Property Insurance.  Special form causes of loss (“all-risk” and also known as “special form perils”) insurance (including boiler and machinery/equipment breakdown insurance, and terrorism insurance) insuring against loss or damage by fire, sprinkler leakage, special extended perils (all risk), inflation guard endorsement, vandalism and malicious mischief endorsements, or their equivalents.  Such insurance shall be obtained in commercially reasonable amounts determined from time to time by Landlord in its discretion, but in no event less than one hundred (100%) of replacement cost, with loss payable to Landlord and to any authorized mortgagee of Landlord (with standard mortgagee loss payable clause) in accordance with their respective interests for the purpose of restoring or rebuilding the Project to like kind and quality.

4.2.2          Commercial General Liability Insurance and Umbrella Insurance.  Commercial General Liability Insurance against bodily injury, personal injury, death and property damage based upon, involving or arising out of any act or omission of Landlord or any of Landlord’s agents, employees or contractors in the ownership, use, occupancy or maintenance of the Premises and the Project.  Such insurance shall be on an occurrence basis, providing One Million Dollars ($1,000,00.00) per occurrence and Two Million Dollars ($2,000,000.00) in aggregate.  Such insurance shall cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; and (3) Contractual Liability as defined in the CGL policy.  Landlord shall maintain Excess/ Umbrella Liability insurance in the amount of, no less than Ten Million Dollars ($10,000,000.00) per occurrence and in aggregate covering claims arising out of the ownership use, occupancy or maintenance of the Premises, the Project, and all areas appurtenant thereto.

4.2.3          Ordinance and Law Insurance.  Ordinance or law coverage to compensate for the cost of demolition (up to ten percent (10%) of building value) and rebuilding of the undamaged portion of the Project (full limit per building value) along with any increased cost of construction (up to ten percent (10%) of Project value), in an amount no less than the full replacement value of the Project.

4.2.4          Additional Requirements.  Landlord shall furnish to Tenant, prior to delivery of possession of the Premises, and thereafter prior to the expiration of each such policy, memorandum of insurance or a certificate of insurance issued by the insurance carrier of each policy of insurance carried pursuant to this Lease.  The policies provided for or contemplated by Section 4.2 shall name Landlord as the insured and Tenant (and its successors and/or assigns) as additional insured.  Any blanket insurance policy shall provide for the benefit of the Premises the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate policy insuring only the Premises in compliance with the provisions of this Section 4.2.

4.3          General Requirements.  All insurance carried by Landlord or Tenant pursuant to this Lease shall be issued by reputable insurance companies authorized to do business in the State of California having a rating of at least A-, VIII in the most current issue of “AM Best’s Insurance Guide.”  If either Landlord or Tenant fails to procure or maintain any policy required to be maintained under this Lease by such party, the other party may elect, in addition to all other remedies available to it at law, in equity, or under this Lease, to procure or maintain such policy at the expense of the party required to carry such policy, and the party required to carry such policy shall reimburse the other party therefor upon demand.  Subject to Section 4.4 below, in no event shall the limits of any insurance to be obtained by either party limit the liability of such party under this Lease.  Nothing in this Lease shall prevent Tenant from carrying any of the insurance required of Tenant hereunder in the form of a blanket insurance policy or policies which cover other properties owned or operated by Tenant in addition to the Premises, so long as coverage provided thereunder is thereby not diminished.

4.4          Waiver of Subrogation.

4.4.1          Waiver.  Each party, for itself and, without affecting any insurance maintained by such party, on behalf of its insurer, releases and waives any right to recover against the other party, including officers, employees, agents and authorized representatives (whether in contract or tort) of such other party, that arise or result from any and all loss of or damage to any property of the waiving party located within or constituting part of the Premises and the Project, to the extent of amounts payable under a standard ISO Commercial Property insurance policy, or such additional property coverage as the waiving party may carry (with a commercially reasonable deductible), whether or not the party suffering the loss or damage actually carries any insurance, recovers under any insurance or self-insures the loss or damage.  Each party shall have their property insurance policies issued in such form as to waive any right of subrogation as might otherwise exist.  This mutual waiver is in addition to any other waiver or release contained in this Lease.

4.4.2          Waiver in Event of Self-Insurance.  Notwithstanding the terms of Section 4.4.1 above, if Tenant self-insures in accordance with Section 4.1.3, then Tenant releases and waives any right to recover against Landlord, including officers, employees, agents and authorized representatives (whether in contract or tort) of Landlord, that arise or result from any and all loss of or damage to any property of Tenant located within or constituting part of the Premises and the Project, to the extent of the waiver contained in Section 4.1.3(c).  This waiver is in addition to any other waiver or release contained in this Lease.

5.          Taxes.

5.1          Real Property Taxes.  Landlord shall pay or cause to be paid, prior to delinquency, all real property taxes to the extent relating to the Project and the parcels of land underlying the Project (“Real Property Taxes”).

5.2          Personal Property Taxes.  Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon Tenant’s trade fixtures, inventories and other personal property located in and upon the Premises.

6.          Utilities, Services, Repairs and Maintenance.

6.1          Landlord’s Obligations.

6.1.1          Services by Landlord.  Beginning on the Commencement Date and continuing throughout the Term, Landlord shall supply, at Landlord’s cost and expense, water, gas, heat, light, power and sewage services to the Premises in amounts consistent with similarly-situated office buildings in the San Francisco Financial District (“Baseline Standard”).  Landlord shall at all times operate and maintain the Project (excluding the Premises only to the extent provided in Section 6.1.2 below) in accordance with the Baseline Standard.  Such operation and maintenance shall include, without limitation, repair, maintenance and required replacement of: (a) the  portions of the Project to which Tenant has rights to and which serve as access to the Premises; (b) the structural components and exterior components of the Premises, including, without limitation, exterior glass, exterior walls, foundation, and concrete slab; (c) the electrical (including emergency generators and switches), plumbing and other utility lines located outside the Premises or in the Project’s floors or foundation (whether exposed or unexposed); (d) the base building mechanical, electrical, fire, life safety, plumbing, vertical transportation system, sprinkler systems and HVAC systems; and (e) the roof, roof decking, membrane and covering, including periodic preventative maintenance.  Landlord’s obligations under this Section shall be at Landlord’s sole cost.

6.1.2          Waiver by Tenant.  Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of utilities due to any cause whatsoever, excepting only the gross negligence or willful misconduct of Landlord or the breach by Landlord of its obligations under Section 1.2 above with respect to the avoidance of Unreasonable Interference with the functioning of the [●].  Subject only to Section 16.16 below and the prior sentence, no temporary interruption or failure of such services due to accident, strike, or conditions or other similar events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder.  In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises or the Building, except to the extent the same results from the gross negligence or willful misconduct of Landlord or the breach by Landlord of its obligations under Section 1.2 above with respect to the avoidance of Unreasonable Interference with the functioning of the [●].

6.1.3          No Representations by Landlord.  Landlord makes no representation with respect to the adequacy or fitness of the existing air‑conditioning or ventilation equipment in the Project to maintain temperatures which may be required for, or because of, any equipment of Tenant, and Landlord shall have no liability for loss or damage in connection therewith.  Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, equipment or lighting other than Building-Standard (as hereinafter defined) lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of this Section 6.1.  If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord.  Tenant shall not use water or heat or air conditioning in excess of that normally supplied by Landlord.  For the purposes hereof, the term “Building-Standard” shall mean the standards in existence as of the Commencement Date.

6.2          Tenant’s Obligations.  Tenant shall contract for and pay for all telephone and telecommunications services in the Premises.  There shall be no additional charge for Tenant’s usage of the elevator services or utilities required to be supplied by Landlord hereunder.  Except as specifically provided to the contrary in Section 6.1 of this Lease, Tenant shall keep the interior, non-structural portions of the Premises and portions of the building systems exclusively serving the Premises, including without limitation, interior walls, ceiling, plumbing, electrical wiring, and doors in good condition, order and repair and shall make all necessary repairs and replacements thereof, and shall provide or obtain, at its sole cost and expense, any Project maintenance and services (including, without limitation, utilities) above the Baseline Standard.  Tenant, at Tenant’s sole cost and expense, shall promptly replace all plate glass windows and other glass forming part of the Premises which are damaged or broken with glass of the same quality and strength.  Notwithstanding the foregoing, Landlord shall be responsible for the cost of repair of any damage caused by the gross negligence or willful misconduct of Landlord or any of its agents, contractors and employees.

6.3          Inspection of Premises.  Landlord may, at reasonable times after at least twenty-four (24) hours prior written notice to Tenant (except in the case of an emergency, for which the notice requirement shall be reduced as reasonably appropriate and practicable), enter the Premises to repair the same; provided, however, upon request of Tenant, Landlord shall be accompanied by a representative of Tenant at all times during Landlord’s entry.  Landlord shall conduct such activities in a manner which does not result in Unreasonable Interference.  Notwithstanding the foregoing, in no event shall Landlord be permitted to enter any area maintained as a high security area in the ordinary course of Tenant’s business unless such entry is required in an emergency situation and Landlord shall use commercially reasonable efforts to be accompanied by a representative of Tenant during any emergency entry into any area clearly marked as a high-security area.  For purposes of the foregoing sentence a “high security area” shall mean areas of the Premises for which Tenant has imposed a higher level of secured access than the measures instituted to secure general access to the Premises or such Leased Space.

6.4          Landlord Self-Help.  In the event Tenant is in default of its obligations under Section 6.1.2 above beyond any applicable notice and cure periods (except in an emergency, in which event no notice shall be required), then, in addition to all other remedies available hereunder or at law or in equity for Tenant’s default, Landlord may, but shall not be obligated to, enter the Premises, and perform or cause to be performed such repairs on behalf of and at the expense of Tenant.  Landlord may undertake on behalf of and at the expense of Tenant such emergency repairs as Landlord reasonably deems necessary.  All expenses so incurred by Landlord shall be repaid in the form of Additional Rent to be remitted with the next subsequent rent payment.

7.          Alterations.

7.1          Tenant Alterations.  Tenant may, at any time during the Term and at Tenant’s sole expense, make any improvements, alterations and additions to the Premises (collectively, “Alterations”); provided that Landlord’s consent shall be required for any Alterations (other than the installation of security systems serving the Premises) that (a) cost more than twenty-five thousand dollars ($25,000) on an individual basis or for a series of related Alterations, or (b) affect the building systems or structure.  In addition, without limiting Tenant’s rights as provided herein, Tenant may install or replace without Landlord’s consent such security systems within the Premises and such trade fixtures, furniture and equipment, upon, to or in the interior of the Premises as Tenant deems desirable for the conduct of its business.  Alterations shall be in a good workmanlike manner, in conformity with applicable building codes and without endangering the structural integrity or the value of the Premises.  Landlord shall receive no fee for supervision, profit, overhead or general conditions in connection with the Alterations.  Subject to Section 16.17, Tenant shall have the right, but shall not be required, to remove from the Premises at any time and from time to time, all or any part of its trade fixtures, furniture, equipment, initial improvements, Alterations and signs, provided that Tenant shall repair any damage to the Premises caused by such removal.

7.2          Mechanics Liens.  Tenant shall keep the Premises and the balance of the Project free and clear of any and all mechanic’s, materialmen’s and other liens for work or labor done, services performed, or materials, appliances, transportation or power contributed, used or furnished to be used, to or on the order of Tenant.  At all times Tenant shall promptly and fully pay and discharge any and all claims upon which any such lien may or could be based, and Tenant shall hold Landlord, the Premises, all buildings and improvements within which the Premises are located, and the balance of the Project, free and harmless from any and all such liens and claims of liens and suits or other proceedings arising out of work performed, or materials or services furnished, to or on the order of Tenant.  In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien.  All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, attorneys’ fees) shall be payable to Landlord by Tenant upon demand.  Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises and the Project, from mechanics’ and materialmen’s liens.  Tenant shall give to Landlord at least five (5) business days’ prior written notice of commencement of any Alterations, repair or construction on the Premises.

8.          Use and Compliance With Laws.

8.1          Permitted Use.  Tenant shall use the Premises only for the uses of each space as set forth in Exhibit A (“Permitted Use”), and for no other use or purpose.

8.2          Prohibited Uses.  Tenant shall not use or permit the use of any portion of the Premises for any of the following uses (“Prohibited Uses”):  (i) any offensive, noisy or dangerous trade, business, manufacturing activity or occupation, including burning of trash, refuse or waste materials; (ii) any activity which constitutes a nuisance or violates public policy; (iii) any use that violates Law; (iv) for any sales or provision of services outside the exterior walls of the Premises; (v) fire sales or bankruptcy sales; (vi) any use that will materially increase the rate of fire and extended coverage insurance upon the Premises or the Project; (vii) any other use not compatible with the operation of a first-class commercial project.

8.3          Cessation of Operation.  Tenant shall not be required to continuously operate or to otherwise remain open for the conduct of business, provided Tenant shall pay all rent and other charges due and payable under this Lease and shall perform all other obligations of Tenant under this Lease during any period of cessation of business.

8.4          Compliance With Laws.

8.4.1          Tenant’s Obligations.  Tenant, at its cost and expense, shall promptly comply with all applicable laws, statutes, ordinances, orders, judgments, decrees, regulations, permit conditions, and requirements of all courts and all federal, state, county, municipal or other governmental or quasi-governmental authorities, departments, commissions, agencies and boards now or hereafter in effect, including, but not limited to, the Americans With Disabilities Act (42 U.S.C.  § 12101 et seq.) and Title 24 of the California Code of Regulations and all regulations and guidelines promulgated thereunder (collectively, “Applicable Laws”) applicable to the Premises and Tenant’s use or occupancy of, or business conducted in, the Premises, and shall maintain the Premises and all portions thereof in compliance with all Applicable Laws; provided, however, Tenant shall not be responsible for making any structural changes to the Premises unless such changes are necessitated by (i) Tenant’s specific manner of use or occupancy of the Premises, or the business conducted by Tenant therein, or (ii) any acts or omissions of Tenant or Tenant and Tenant’s agents, employees, contractors, tenants, subtenants, licensees, customers and invitees (collectively, “Tenant Parties”) (including any Alterations).  In addition, Tenant shall make all modifications to any portion of the Project outside the Premises (including whether structural or capital in nature), which are necessitated, in whole or in part, by (i) Tenant’s specific manner of use or occupancy of the Premises, or business conducted in, the Premises, or (ii) any acts or omissions of Tenant or any Tenant Parties or Tenant Parties (including any Alterations), or Landlord may elect to perform such modifications at Tenant’s expense.

8.4.2          Landlord’s Obligations.  As between Landlord and Tenant, Landlord shall be responsible for compliance with all Applicable Laws relating to the Project (other than the Premises), provided that compliance with such Applicable Laws is not stated to be the responsibility of Tenant under this Lease.  Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation of any Applicable Laws in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Applicable Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law.  Landlord, after pursuing any appeals or contests as Landlord may so elect, will make at Landlord’s cost and expense, all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment.

9.          Damage and Destruction.

9.1          Repair Estimate.  If the Premises are damaged by fire, earthquake or other casualty (a “Casualty”), Landlord shall, promptly after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

9.2          Tenant’s and Landlord’s Rights to Terminate.  If the Premises is damaged by a Casualty such that Tenant is prevented from accessing the Premises or otherwise conducting its business in the Premises in a manner comparable to that conducted immediately before such Casualty and: (a) Landlord estimates that the damage caused cannot be repaired within thirty (30) days after the Damage Notice (or will not be repaired pursuant to Section 9.3), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant; or (b) Landlord estimates that the damage caused cannot be repaired within ninety (90) days after the Damage Notice, then Landlord may terminate this Lease by delivering written notice to Tenant of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.  In addition, if such a Casualty described in this Section 9.2 occurs during the last six (6) months of the Term, either Landlord or Tenant may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

9.3          Repair Obligation.  If neither party elects to terminate this Lease following a Casualty, then Landlord shall, promptly after such Casualty, begin to repair the Premises and shall proceed with diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any furniture, equipment, trade fixtures or personal property of Tenant or to undertake any repair if it was not required by the terms of this Lease to carry insurance covering such Casualty.

9.4          Abatement of Rent.  If the Premises are damaged by Casualty, and provided that such Casualty was not the result of the negligence or willful misconduct of Tenant or any Tenant Parties, then Rent shall be abated for such part of the Premises rendered unusable by Tenant in the conduct of its business during the time such part is so unusable, in the proportion that the rentable area contained in the unusable part of the Premises bears to the total rentable area of the Premises.  If Tenant reasonably determines that continuation of business is not practical pending reconstruction, Rent due and payable hereunder shall abate until reconstruction is completed.

10.          Eminent Domain.

10.1          Total Condemnation.  If the whole of the Premises is acquired or condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or quasi-public use or purpose (collectively, “Condemned”), then this Lease shall terminate as of the date of title vesting in such proceeding, and Base Rent and Additional Rent shall be adjusted as of the date of such termination.  Landlord shall promptly notify Tenant of any such occurrence.

10.2          Partial Condemnation.  If any part of the Premises is partially Condemned, and such partial condemnation renders the Premises unusable for the business of Tenant, as reasonably determined by Tenant, or in the event a substantial portion of the Premises is Condemned, as reasonably determined by Tenant, then this Lease shall terminate as of the date of title vesting in such proceeding and Base Rent and Additional Rent shall be adjusted to the date of termination.  If such condemnation is not sufficiently extensive to render the Premises unusable for the business of Tenant as reasonably determined by Tenant, or less than a substantial portion of the Premises is Condemned, then Landlord shall promptly restore the Premises to a condition comparable to its condition immediately prior to such condemnation less the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting the Base Rent and Additional Rent shall be reduced in proportion to the amount of the portion of the Premises that is not usable for Tenant’s use due to such condemnation.  Landlord shall not be required to expend funds in excess of the awards for such restoration.

10.3          Landlord’s Award.  If the Premises are wholly or partially Condemned, then Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any right or claim to any part thereof from Landlord.  Tenant may obtain a separate award from the condemning authority so long as the award to Tenant does not diminish the award to Landlord.

11.          Default.

11.1          Events of Tenant Default.  The occurrence of any of the following events shall constitute an “Event of Default” on the part of Tenant:

11.1.1          Payment.  Failure to pay any installment of Base Rent, Additional Rent or other amount due and payable by Tenant under this Lease, which failure continues for three (3) business days after written notice from Landlord to Tenant that said payment is overdue; provided, however, that Landlord shall be required to give notice to Tenant only once per twelve (12) month period and, thereafter, an Event of Default shall occur if the Base Rent, Additional Rent or other amount due and payable by Tenant is not paid within three (3) business days after the date the same is due; or

11.1.2          Performance.  Material default in the performance of any of Tenant’s other covenants, agreements or obligations hereunder continuing for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the cure of any such default cannot reasonably be completed within such thirty (30) day period, there shall be no Event of Default so long as Tenant commences to cure such default within said thirty (30) day period, diligently prosecutes said cure to completion, and actually completes the cure within sixty (60) days after such written notice; or

11.1.3          Bankruptcy.  A general assignment by Tenant for the benefit of creditors, the liquidation of Tenant, or any action or proceeding commenced by Tenant under any chapter of the Bankruptcy Act or any such action commenced against Tenant and not discharged within sixty (60) days after the date of commencement; or

11.2          Landlord’s Remedies.  In the event of an Event of Default by Tenant, Landlord may, at its option, enforce the provisions of this Lease and protect the rights of Landlord hereunder by an action or actions at law or in equity, including without limitation actions for damages, declaratory relief, specific performance or injunctive relief, and, specifically including, without limitation, the following:

11.2.1          Terminate this Lease and re-enter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder; or

11.2.2          Without terminating this Lease, re-enter the Premises and occupy the whole or any part thereof for and on account of Tenant in which event Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); and

11.2.3          Even though Landlord may have re-entered the Premises without terminating this Lease, Landlord may thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises.

If Landlord re-enters the Premises under the provisions of Section 11.2.2 above, Landlord shall not be deemed to have terminated this Lease, or the liability of Tenant to pay rent thereafter to accrue, or its liability for damages under any of the provisions hereof, by any such re-entry or by any action in unlawful detainer, or otherwise, to obtain possession of the Premises, unless Landlord notifies Tenant in writing that it has so elected to terminate this Lease, and the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time or at any time subsequent to the serving of such notices and such election be evidenced by a written notice to tenant) be deemed to be a termination of this Lease.  In the event of any entry or taking possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of Tenant.

If Landlord re-enters as provided above and does not elect to terminate this Lease, then Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord deems advisable.  If Landlord elects to so relet, then rentals received by Landlord from such reletting shall be applied first, to the payment of any cost of such reletting; second, to the payment of the cost of any required alterations and repairs to the Premises; third, to the payment of any indebtedness other than Base Rent and Additional Rent owed by Tenant to Landlord; and fourth, to the payment of Base Rent and Additional Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due and payable hereunder.  Should the portion of such rentals received from such reletting during any month which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord.  Such deficiency shall be calculated and paid monthly.

If Landlord elects to terminate this Lease under the above provisions of this Section 11.2, Landlord may recover from Tenant as damages:

(a)          the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(b)          the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(c)          the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d)          any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such default, preparing the Premises for such reletting, leasing commissions, or any other costs necessary or appropriate to relet the Premises; plus

(e)          at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as is permitted from time to time under State law.

As used in subsections (a) and (b) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate.  As used in subsection (c) above, the “worth at the time of award” is computed by discounting such amount at the then existing discount rate of the Federal Reserve Bank, San Francisco, California, plus one percent (1%).

11.3          Landlord’s Default.  The occurrence of any of the following events shall constitute an “Event of Default” on the part of Landlord:

11.3.1          Payment.  Failure to pay any amount due and payable by Landlord under this Lease, which failure continues for ten (10) days after written notice from Tenant to Landlord that said payment is overdue; or

11.3.2          Performance.  Material default in the performance of any of Landlord’s other covenants, agreements or obligations hereunder continuing for thirty (30) days after written notice thereof from Tenant to Landlord; provided that if the cure of any such default cannot reasonably be completed within such thirty (30) day period, there shall be no Event of Default so long as Landlord commences to cure such default within said thirty (30) day period and diligently prosecutes said cure to completion.

11.4          Tenant’s Remedies.

11.4.1          Tenant’s Remedies.  In the event of an Event of Default by Landlord, Tenant may enforce the provisions of this Lease and protect the rights of Tenant hereunder by an action or actions at law or in equity, including without limitation actions for damages, declaratory relief, specific performance or injunctive relief.  Tenant shall not have the right based on such Event of Default to terminate this Lease or to withhold, offset or abate rent, unless pursuant to an express provision in this Lease.

11.4.2          Tenant’s Self-Help.  If Landlord shall default in the observance or performance of its obligations under Section 6.1, and if Tenant’s ability to use and occupy the Premises is materially impaired as a result thereof, and such failure continues for thirty (30) days after written notice thereof to Landlord (such period shall be extended if Landlord is using good faith, diligent and commercially reasonable efforts to remedy such default) or such shorter period, if any, as Tenant may reasonably determine to be appropriate in case of an emergency involving an imminent threat to life or property, then, except in the event of such an emergency, Tenant shall deliver a second notice to Landlord (such written notice to expressly state Tenant’s intention to exercise its rights under this Section 11.4.2), and if Landlord does not commence required repairs or commence such other actions within ten (10) business days thereafter as required to remedy such default, then Tenant, without being under any obligation to do so and without thereby waiving such default, may remedy such default on behalf of Landlord.  Promptly following completion of any work undertaken by Tenant pursuant to this Section, Tenant shall deliver a detailed invoice of the work completed, the materials used and the reasonable costs relating thereto, an assignment of any and all warranties relating to such work, and an unconditional final lien waiver and release regarding such work.  If Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of such invoice and documentation from Tenant, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, or seek reimbursement from Landlord, the amount set forth in such invoice, commencing with the Rent first due and payable at least forty-five (45) days after Tenant’s delivery of such invoice.  If, however, Landlord delivers to Tenant, within thirty (30) days after delivery of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable detail Landlord’s good faith reasons for its claim that such action did not have to be taken by Tenant pursuant to this Lease or that the charges are unreasonable (in which case Landlord shall pay the amount it contends would have been reasonable), then Tenant shall not then be entitled to such deduction from Rent, or reimbursement by Landlord, but, rather, such dispute shall be resolved by arbitration in accordance with the provisions of Section 16.21 hereof.

11.5          Exculpation.

11.5.1          Landlord.  In the event that Landlord is liable to Tenant for damage sustained by Tenant as a result of Landlord’s breach, it is expressly understood and agreed that any money judgment resulting from any default or other claim arising under this Lease shall be satisfied only out of Landlord’s interest in the Project, and no other property of Landlord shall be subject to levy on any such judgment obtained against Landlord.  For purposes of this Section 11.5 only, the term “Landlord” means any and all partners, both general or limited, or both, if any, which comprise Landlord.

11.5.2          Tenant.  Landlord shall look solely to Tenant for any default by Tenant under this Lease or for the recovery of any judgment arising in connection herewith or with Tenant’s operation, repair, alteration of the Premises or any other matter relating to the Premises.  None of the Tenant Parties shall have any personal liability therefor, and Landlord hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Landlord.  The limitations of liability contained in this Section 11.5 shall inure to the benefit of Tenant and the Tenant Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Tenant (if Tenant is a partnership), or trustee or beneficiary (if Tenant or any partner of Tenant is a trust), have any liability for the performance of Tenant obligations under this Lease.

12.          Assignment and Subletting.

12.1          Landlord’s Consent.  Except as permitted in Section 12.2 below, Tenant shall not assign this Lease or sublet the Premises (or any portion thereof) (each, a “Transfer”) to any party (a “Transferee”) without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Landlord shall deliver notice to Tenant indicating whether or not Landlord consents to a proposed Transfer within thirty (30) days after any written request by Tenant for Landlord’s consent thereto; provided, however, if Landlord does not respond to Tenant’s request for consent within such thirty (30) day period, Landlord shall be deemed to have consented to Tenant’s Transfer.

12.2          Permitted Transfers.

12.2.1          Notwithstanding the provisions of Section 12.1 above, the provisions of this Article 12 shall not apply to (i) the transfer of stock in Tenant so long as Tenant’s parent is a publicly traded corporation, the stock of which is listed on a national stock exchange or over the counter stock exchange, or (ii) the issuance of stock in Tenant or Tenant’s parent in a public offering or pursuant to the terms of a confirmed Chapter 11 plan of reorganization or (iii) transfers of equity interests in Tenant.

12.2.2          Notwithstanding anything to the contrary contained in this Lease, Landlord’s consent shall not be required in connection with any assignment, sublease or shared occupancy to or with: (i) an entity which controls, is controlled by, or is under common control with Tenant; (ii) an entity into or with which Tenant is merged or consolidated; (iii) an entity which acquires all or substantially all of the assets of Tenant; (iv) an entity which acquires control of Tenant, or (v) any successor entity to Tenant by way of merger, consolidation or other corporate reorganization of Tenant, including a so-called spin off; provided that the (1) the proposed transferee’s use of the Premises shall be the Permitted Use; and (2) in the case of an assignment, Tenant shall deliver to Landlord, within thirty (30) days after the effective date of the assignment, an agreement evidencing the assignment and assumption by the assignee of Tenant’s obligations under this Lease.  With respect to any transfer meeting the conditions set forth in Section 12.2.1 or this Section 12.2.2, such transfer shall be a “Permitted Transfer” and the resultant transferee shall be a “Permitted Transferee”.  Each Permitted Transferee shall be entitled to all options, signage and other rights and privileges granted by Landlord to Tenant under this Lease as if such Permitted Transferee were the original Tenant hereunder.

12.3          Terms of Transfer.  Any Transfer shall be subject to all of the terms, covenants and conditions of this Lease.  Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for all obligations of Tenant under this Lease, except to the extent otherwise agreed by Landlord in writing.  The acceptance of any rent or other sum due hereunder, or the acceptance of performance of any term, covenant, or condition hereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any Transfer.  Consent to one Transfer shall not be deemed a consent to any subsequent Transfer.  If any Transferee of Tenant defaults under this Lease, Landlord may proceed directly against Tenant without pursuing any rights or remedies against any such Transferee.  Each Transferee acquiring Tenant’s interest in this Lease shall be conclusively deemed, without the necessity of any further agreement, and for the express benefit of Landlord, to have assumed all of the obligations of Tenant under this Lease, and to have agreed to be bound by, and obligated to perform, each and all of the covenants, agreements and obligations of Tenant under this Lease.  Each such Transferee shall, upon the request of Landlord, execute and deliver to Landlord such documents as are reasonable required to further evidence the foregoing assumption and agreement.  Tenant shall reimburse Landlord for Landlord’s reasonable attorneys’ fees not to exceed $1,500 incurred in conjunction with the processing and documentation of any Transfer requiring Landlord’s consent.

13.          Estoppel Certificate; Attornment and Subordination; Quiet Enjoyment.

13.1          Estoppel Certificate.  Within twenty (20) days after request therefor by either party, the other party shall execute, acknowledge and deliver to the requesting party a reasonable estoppel certificate certifying that this Lease is unmodified and in full force and effect and that the other party is not in default (or stating how any of the foregoing is not true) and certifying the dates to which rental or other sums due hereunder have been paid in advance.

13.2          Attornment.  In the event of any foreclosure or deed in lieu of foreclosure under any mortgage or deed of trust encumbering the Premises or the Project, or any part thereof, or in the event of a termination of a ground lease, if any, Tenant shall, if so requested, attorn to the purchaser, grantee or ground lessor (collectively, “Successor”) and recognize such Successor as the Landlord under this Lease; provided, however, that Tenant’s obligation to so attorn to any Successor is expressly conditioned upon Tenant’s prior receipt from such Successor of a commercially reasonable nondisturbance agreement whereby the Successor agrees that so long as Tenant pays the rent due and performs all other obligations under this Lease, Tenant’s occupancy of the Premises shall not be disturbed (a “Nondisturbance Agreement”).

13.3          Subordination.  The rights of Tenant hereunder are and shall be, at the election of the mortgagee (a “Mortgagee”), subject and subordinate to the lien of any mortgage, deed of trust or other method of financing in force against the Premises and/or Project as of the Commencement Date (“Mortgage”), and to all advances made upon the security thereof, provided that, a condition precedent to Tenant’s foregoing agreement to subordinate this Lease shall be that Tenant receives a Nondisturbance Agreement.  Tenant further agrees to enter into a Nondisturbance Agreement with any future holder of a Mortgage upon reasonable request.

13.4          Quiet Enjoyment.  Landlord covenants with Tenant that so long as no Event of Default on the part of Tenant has occurred hereunder, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises and the nonexclusive use of the common areas and the other portions of the Project as set forth in Exhibit B and Exhibit C for the Term or applicable portion thereof, and that neither Landlord nor any party claiming under or through Landlord shall disturb such use or the occupancy by Tenant, and Landlord shall defend Tenant’s right to such use and occupancy.

14.          Brokerage Commission.  Landlord and Tenant each represents and warrants to the other that no broker or finder, including, without limitation, CBRE, Inc., a Delaware corporation, can properly claim a right to a commission or a finder’s fee based upon contacts between the claimant and the representing party with respect to this Lease or the Premises.  Landlord and Tenant shall each indemnify, defend (with counsel reasonably acceptable to the indemnified party) and hold the other party harmless from and against any loss, cost or expense, including, but not limited to, attorneys’ fees and court costs, resulting from any claim for a fee or commission by any broker or finder claiming through the indemnifying party in connection with the Premises or this Lease.

15.          Environmental Matters.

15.1          Landlord Indemnity.  Landlord agrees to indemnify and hold harmless Tenant from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees, any and all costs incurred due to any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision) arising during or after the Term from or in connection with the presence or suspected presence of Hazardous Materials in or on the Project, which are present solely as a result of the acts or omissions of Landlord, Landlord’s agents, employees, or contractors.  This indemnification shall specifically include any and all costs due to Hazardous Materials that flow, diffuse, migrate, or percolate into, onto or under the Project after the Term commences, except to the extent the foregoing was the result of the gross negligence or willful misconduct of Tenant or its agents or was proportionately caused, exacerbated or permitted by Tenant or its agents or contractors.

15.2          Tenant Indemnity.  Tenant agrees to indemnify and hold harmless Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees, any and all costs incurred due to any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision) arising during or after the Term from or in connection with the presence or suspected presence of Hazardous Materials in or on the Project, which are present solely as a result of the acts or omissions of Tenant, Tenant’s agents, employees, or contractors during and after the Term, except to the extent the foregoing was the result of the gross negligence or willful misconduct of Landlord or its agents or was proportionately caused, exacerbated or permitted by Landlord or its agents or contractors.

15.3          Compliance with Environmental Laws.  If Landlord shall commence the redevelopment or reconstruction of the Project during the Term, then Landlord shall comply with all Environmental Laws (defined below) relating to industrial hygiene, environmental protection, and the use, analysis, generation, emission, manufacture, storage, disposal or transportation of any Hazardous Material in, on, under or about the Project, in connection with such redevelopment or reconstruction.  Tenant shall at all times and in all respects comply with all Environmental Laws relating to industrial hygiene, environmental protection, and the use, analysis, generation, emission, manufacture, storage, disposal or transportation of any Hazardous Materials in, on, under or about the Premises except for the use of general office supplies within the Premises of a kind typically used in normal office areas in the ordinary course of business (such as copier toner, correction fluid, glue, ink and cleaning solvents) that are at all times and in all respects used, maintained and stored in accordance with all Environmental Laws (defined below).  As used in this Lease, the term “Environmental Laws” means applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Material affecting the Premises, whether in effect as of the date hereof or hereafter enacted including, without limitation, Proposition 65 of the State of California, California Assembly Bill 3713 and the laws, ordinances and regulations referred to above and the term and  “Hazardous Materials” shall mean those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” “solid waste” or “infectious waste” under Environmental Laws, including, without limitation, asbestos, chlorinated solvents and petroleum products.

16.          General Provisions.

16.1          Holding Over.  If Tenant remains in possession of the Premises after the expiration of the Term, or any earlier termination of this Lease with the consent of Landlord (any such portion of the Premises being the “Holdover Premises”), Tenant shall be deemed to be occupying the Holdover Premises as a month-to-month tenant, at a monthly rental equal to three hundred percent (300%) of the rent payable during the last month of the Term.  If Tenant holds over after the expiration of the Term or any earlier termination of this Lease without the consent of Landlord, Tenant shall become a tenant at sufferance only, with Base Rent for the Holdover Premises equal to three hundred percent (300%) of the Base Rent in effect for such Holdover Premises immediately prior to such expiration or termination, and otherwise subject to the terms, covenants, and conditions specified in this Lease.  Acceptance by Landlord of rent after any written demand by Landlord to surrender the Holdover Premises shall not result in a renewal of this Lease or waiver of any default or circumstances of termination.

16.2          Mutual Consequential Damages Waiver.  Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages.

16.3          Notices.  All notices required to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail or licensed courier service, return receipt requested, or by personal delivery, to the appropriate address(es) indicated in this Section 16.3, or at such other place or places as either Landlord or Tenant may, from time to time, designate in a written notice given to the other.  Notices shall be deemed sufficiently served three (3) days after the date of mailing thereof, or upon personal delivery.  The addresses for proper notice under this Lease are as follows:

If to Landlord:

With a copy to:

If to Tenant:

Pacific Gas and Electric Company Corporate Real Estate Transactions Dept. Pacific Gas and Electric Company P.O. Box 770000, Mail Code N131 San Francisco, CA 94177

OR

245 Market Street, Room 1377
San Francisco, CA 94105
Attention: Tara Agid
Email: TLHc@pge.com

With a copy to:

Law Department
Pacific Gas and Electric Company
P.O.  Box 7442
San Francisco, CA 94120
Attn: Wendy Coleman, Esq.

OR

77 Beale Street, Mail Code B30A
San Francisco, CA 94105
Attn: Wendy Coleman, Esq.
Email: wtc7@pge.com

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
Four Embarcadero Center, Suite 2200
San Francisco, California 94111
Attention:  Rachel B. Horsch, Esq.
Telephone No.:  (415) 983-1193
Facsimile No.:  (415) 983-1200
Email: rachel.horsch@pillsburylaw.com

16.4          Successors Bound.  This Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns, subject to the provisions hereof.  Whenever in this Lease a reference is made to Landlord or Tenant, such reference shall be deemed to refer to the person in whom the interest of Landlord or Tenant shall be vested.  Any successor or assignee of Landlord or Tenant who accepts an assignment or the benefit of this Lease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by the covenants and conditions thereof.

16.5          Waiver.  No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver.  Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition.  The consent or approval by either party to or of any act by either party requiring further consent or approval shall not be deemed to waive or render unnecessary its consent or approval to or of any subsequent similar acts.  No waiver of any provision of this Lease shall be binding unless evidenced by a writing signed by the parties hereto.

16.6          Time.  Time is of the essence of every provision hereof.  If any date set forth for the performance of any obligation or for the delivery of any instrument or notice should be on a Saturday, Sunday or legal holiday, compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday.  As used herein, the term “legal holiday” means any state or federal holiday for which Tenant is closed for observance thereof.  Except as expressly provided to the contrary in this Lease, all references to days shall mean calendar days.

16.7          Attorneys’ Fees.  In any action or proceeding by Landlord or Tenant to enforce its rights hereunder, the unsuccessful party therein shall pay all costs incurred by the prevailing party therein, including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees shall be made a part of the judgment in said action.

16.8          Construction.  This Lease shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Landlord and Tenant have been independently represented and have contributed substantially and materially to the preparation of this Lease.  The captions and section numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections of this Lease nor in any way affect this Lease.

16.9          Severability.  If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

16.10          Applicable Law.  This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the State of California.

16.11          Consent.  Except as otherwise expressly provided in this Lease, whenever either party’s consent or approval is required under the terms of this Lease, such consent or approval shall not be unreasonably withheld, conditioned or delayed.  If either party withholds its consent or approval, then such failure to consent or approve shall only be effective if accompanied by the reasons for failing to consent or approve.

16.12          Agreements in Writing.  It is expressly agreed that there are no oral agreements between the parties hereto, nor any agent, employee or representative acting or purporting to act on behalf of either of the parties hereto, affecting this Lease, and that this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto.  It is further agreed by and between the parties hereto that there shall be no modification or amendment of this Lease except as executed in writing between the parties hereto.

16.13          Authority.  Each individual executing this Lease on behalf of Landlord or Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the party for whom he or she is signing, and that this Lease is binding upon the party for whom he or she is signing in accordance with its terms.

16.14          Sale of Premises.  The term “Landlord” as used in this Lease shall mean the owner of Landlord’s interest and estate in and to the Premises or any property of which the Premises are a part.  If Landlord’s interest and estate in and to the Premises is transferred by Landlord, Landlord shall be entirely freed, relieved and discharged of all liabilities and obligations under this Lease to the extent arising after the date of such transfer, and the transferee shall conclusively be deemed, without the necessity of any further agreement or acknowledgement from the transferee, to have assumed all covenants, agreements, obligations and liabilities of Landlord arising under this Lease at any time after such transfer.  Landlord shall deliver to Landlord’s transferee all funds previously paid by Tenant to the extent such funds have not been applied under the terms of this Lease.

16.15          Force Majeure.  If either party cannot perform any of its obligations under this Lease (excluding the obligation to pay Rent) due to events beyond such party’s control, the time provided for such party performing such obligations shall be extended by a period of time equal to the delay caused by such events.  Events beyond a party’s control include, but are not limited to, pandemics, acts of the other party, strikes, threats of strikes, blackouts, war, threats of war, bombing, labor disputes, shortages of labor or material, insurrection, invasion, epidemic, acts of God, calamities, civil commotions, weather conditions, fire, flood or other casualty, action or regulation of any governmental authority, state law or ordinances, and impossibility of obtaining materials.  Events beyond a party’s control shall in no event include financial inability.

16.16          Indemnification; Hold Harmless.  Landlord shall not be liable, responsible, or in any way accountable to Tenant, or any of Tenant’s agents, employees or contractors, or any person whomever, for any loss, theft or destruction of or damage to the Premises, or to any goods, wares, merchandise, fixtures or other property stored, kept, maintained, or displayed in, on or about the Premises, nor for injury to or death of any person or persons who may at any time be using, occupying or visiting the Premises or the Project, regardless of the nature or cause of such injury, damage or destruction, except to the extent resulting from the gross negligence or willful misconduct of Landlord or the breach of this Lease by Landlord.

Tenant shall indemnify, defend and hold harmless Landlord and its agents and employees from and against any and all costs and expenses (including, without limitation, reasonable attorneys’ fees), liabilities, penalties, damages and claims for damage to or loss of property (including Tenant’s property) or injury to or death of persons, to the extent resulting from (i) the use of the Premises or the Project by Tenant or Tenant’s agents, employees or representatives, or from any activity done, permitted or suffered by Tenant or Tenant’s agents, employees or representatives in or about the Premises or the Project, (ii) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant’s agents, employees or representatives, or (iii) any default or breach of any express covenant or warranty by Tenant under the terms of this Lease; except to the extent resulting from the gross negligence, willful misconduct or breach of this Lease by Landlord.

Landlord shall indemnify, defend and hold harmless Tenant and its agents and employees from and against any and all costs and expenses (including, without limitation, reasonable attorneys’ fees), liabilities, penalties, damages and claims for damage to or loss of property (including Tenant’s property) or injury to or death of persons, to the extent resulting from any gross negligence or willful act of Landlord; except to the extent resulting from the negligence, willful misconduct or breach of this Lease by Tenant.

16.17          Surrender of Possession.  Tenant agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in at least the same condition as such premises were on the Commencement Date (damage by acts of God, fire, condemnation, and normal wear and tear excepted).  Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease.  On or before the expiration or sooner termination of this Lease, (i) Tenant shall remove all of Tenant’s personal property, furniture, furnishings, trade or business fixtures and equipment and Tenant’s signage from the Premises and the Project and repair any damage caused by such removal, and (ii) Landlord may, by notice to Tenant, require Tenant at Tenant’s expense to remove Tenant’s any or all Alterations constructed and installed by Tenant during the Term, and to repair any damage caused by such removal; provided that Tenant shall have the right but not the obligation to remove any office alterations (other than Alterations constructed during the Term), betterments, improvements or attached trade fixtures, including cubicles or other such non-flexible furniture, generators, equipment, roof systems, cablings, safe deposit boxes, vault, wires, cabling or telecommunications or security systems; provided that if Tenant removes any such items it shall repair any damage cause by such removal.  Any of Tenant’s property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, that Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant.  If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of this Section 16.17, Tenant shall continue to be responsible for the payment of Rent until the Premises are so surrendered, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises.

16.18          OFAC Certification of Landlord.  As an inducement to Tenant to enter into this Lease, Landlord hereby represents and warrants that: (i) Landlord is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the United States Treasury (“OFAC”) (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Landlord is not (nor is it owned or controlled, directly or indirectly by, any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) Landlord (and any person, group, or entity which Landlord controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person that either may cause or causes Tenant to be in violation of any OFAC rule or regulation, including without limitation any assignment of this Lease.

16.19          OFAC Certification of Tenant.  As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that to the knowledge of Tenant:  (i) Tenant, as well as any director, officer, agent, or employee of Tenant, is a Prohibited Person; and (ii) Tenant is not in violation of any OFAC rule or regulation in any material respect.

16.20          Counterparts.  Each party hereto has (i) agreed to permit the use, from time to time, of telecopied signatures in order to expedite the transaction contemplated by this Lease, (ii) intends to be bound by its telecopied signature, (iii) is aware that the other parties will rely on the telecopied signature, and (iv) and acknowledges such reliance and waives any defenses (other than fraud) to the enforcement of the document based on the fact that a signature was sent by telecopy.  As used in this Section, the term “telecopied signature” shall include any signature sent via facsimile or other electronic format (including, without limitation, “.pdf”, “.tif” or “.jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).  This Lease may be executed in several counterparts each of which shall be deemed an original but such counterparts, when taken together, shall constitute one agreement.

16.21          Mandatory Negotiation and Mediation. Except as provided in Section 16.21.2 below, Landlord and Tenant agree to first negotiate and then mediate with respect to any claim or dispute arising out of or relating to this Lease, before resorting to court action.  Either party may initiate settlement negotiations by providing written notice to the other party, setting forth the subject of the claim or dispute.  Landlord and Tenant agree to cooperate in scheduling negotiations and to participate in the settlement negotiations in good faith.  If Landlord and Tenant fail to settle such claim or dispute within thirty (30) days after the date of mailing of the notice initiating settlement negotiations or within such additional time period as the parties may agree in writing, the parties agree to submit the matter to JAMS for mediation.  Either party may commence mediation by providing to JAMS and the other party a written request for mediation, setting forth the subject of the claim or dispute and the relief requested.  Except as provided herein or by written Lease of the parties, the mediation shall be conducted in San Francisco pursuant to the JAMS rules.  The parties will cooperate in selecting a mediator from the JAMS panel of neutrals, and in scheduling the mediation proceedings.  The parties agree to participate in the mediation in good faith, and to share equally in its costs.  All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by either of the parties, their employees, agents, experts and attorneys, and by the mediator and any other JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties, but evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.  If JAMS should no longer exist at the time the claim or dispute arises, the matter shall be submitted to its successor entity, or if there is no such successor entity, to the American Arbitration Association or other similar organization mutually agreed upon by the parties, and except as provided herein or by mutual Lease of the parties, the mediation rules of such successor or alternate organization shall apply.  Except as may be expressly set forth in any written settlement agreement, should the matter be settled by negotiation or mediation prior to commencing court action, each party shall pay its own attorneys’ fees and costs.  Except as provided in Section 16.21.2, neither party may commence an action arising out of or relating to this Lease until expiration of the negotiation period and completion of the initial mediation session in accordance with this Section 16.21.  If either party commences an action with respect to a claim or dispute covered by this Section 16.21 without first attempting to resolve the matter through negotiation and mediation, or refuses to negotiate or mediate after a request has been made, then that party shall not be entitled to recover attorneys’ fees and costs, even if such fees and costs would otherwise be available to that party in such action.

16.21.2          Either party may seek equitable relief to preserve the status quo prior to participating in the negotiation and mediation proceedings required pursuant to this Section 16.21.  In addition, the following matters are excluded from mandatory negotiation and mediation hereunder: (i) an unlawful detainer action based upon a monetary Event of Default; and (ii) any matter that is within the jurisdiction of probate, small claims, or bankruptcy court.

16.21.3          The provisions of this Section 16.21 may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all fees and costs, including reasonable attorneys’ fees, to be paid by the party against which enforcement is ordered.  The covenants of Landlord and Tenant contained in this Section 16.21 shall survive the termination of this Lease.

16.21.4          Nothing contained herein shall enable either party to compel the other party to submit any dispute to arbitration and neither party shall be required to submit a dispute to arbitration prior to commencing an action with respect to a claim or dispute covered by this Section 16.21 so long as such party first complies with terms and conditions of this Section 16.21.

16.22          Joint and Several Liability.  If more than one person or entity executes this Lease as Landlord each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Landlord.

[Signatures follow]

IN WITNESS WHEREOF, the parties shall be deemed to have executed this Lease as of the date first set forth above.

TENANT:	LANDLORD:

Pacific Gas and Electric Company,		,
a California corporation	a

By:	By:
Name:	Name:
Title:	Title:

[Signature Page to Lease Agreement]

EXHIBIT A

PREMISES AND BASE RENT

[●]

Exhibit A

EXHIBIT B

PROJECT RIGHTS & OBLIGATIONS

(1)
Tenant shall have the exclusive rights to use, and the non-exclusive rights in common with others to use, the portions of the Project not consisting of the Premises and identified on Exhibit C attached hereto.  The non-exclusive rights include, without limitation, the path of travel and entry points to and serving the Premises as well as to all electrical systems (including the network and power service systems) serving the Premises from the vaults of 77 Beale and 245 Market Street.

(2)
Tenant shall have the right to install, maintain, replace, remove or use any communications or computer wires and cables or other data-lines that exist outside of the Premises and which serve the Premises (collectively, the “Lines”), including specifically installing and maintaining the Lines from the minimum point of entry to the Premises at 45 Beale and the 77 Beale; provided that (i) Tenant shall coordinate with Landlord and comply with all of the other provisions of this Lease, (ii) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, and (iii) Tenant shall pay all costs in connection therewith.

(3)
Tenant shall have the right to maintain existing signage on the exterior of the Premises at 45 Beale Street, and the Project at 77 Beale Street to the maximum extent permitted by the City and any other governmental entity with jurisdiction (including, without limitation, changing Tenant’s name, logo, lettering or coloring).

(4)
Tenant may install and maintain on available space on the roofs of 77 Beale and 245 Market Street, antennas and satellite dishes and associated cabling, equipment and roof mount and base (collectively the “Rooftop System”) for data communications and video used in the conduct of Tenant’s business.  Tenant’s right to install and maintain any such Rooftop System shall be exclusive, and provided further that Tenant shall coordinate with Landlord regarding any rooftop uses required by Landlord for the continuing operation and maintenance of such building.  Tenant’s installation, if any, including of the antennas or satellite dishes, any associated electronic or other equipment, wiring, roof mount and base, shall at all times be subject to supervision and reasonable approval by Landlord.  Tenant shall be responsible for procuring whatever consents, approvals, licenses or permits that may be required for the use and operation of the Rooftop System.  Tenant shall at all times be permitted access to the area on the roof where any such installation may be made as necessary for the installation, maintenance, repair and replacement thereof.  Tenant shall at all times, and at Tenant’s sole expense, be responsible for proper maintenance of any such installation and all governmental permits and approvals required in connection therewith (including compliance with any and all conditions attached thereto).  Tenant may at any time, and shall at expiration or earlier termination of the Term, remove the Rooftop System, restore the relevant area to the condition existing prior to Tenant’s installation to the extent reasonably practicable, and repair any damage caused by Tenant’s installation or removal.

(5)
Tenant shall have the sole and exclusive rights to maintain, replace, remove and use the Diesel/Unleaded Fuel Supply (defined below) and access to all portions of the Project as may be necessary to accomplish the foregoing; provided, Tenant shall coordinate with Landlord and comply with all applicable provisions of this Lease in accordance with the foregoing.  Tenant shall at all times, and at Tenant’s sole expense, be responsible for proper maintenance of any such installation and all governmental permits and approvals required in connection therewith (including compliance with any and all conditions attached thereto).  As used herein the “Diesel/Unleaded Fuel Supply” shall mean the standby power generators, transformers, fuel tanks and enclosed generator pads currently existing on the rooftop of 77 Beale Street and below grade as shown on Exhibit C attached hereto and the equipment, connections and/or facilities relating thereto and servicing the Premises.

Exhibit B

(6)
Tenant shall have the right, at its cost and expense, to install security systems within and servicing the Premises as it deems appropriate, including electronic card key system.  In addition, Tenant shall have the right to install a point-of-entry security system relating to the point of entry at 45 Beale Street as shown on Exhibit C.  Tenant shall ensure that any such security systems shall comply with all laws, including all fire safety laws.  Section 7 of this Lease shall govern the installation of any such security systems, provided that Landlord’s consent shall not be required for security systems within and serving the Premises.

Exhibit B

EXHIBIT C

DEPICTION OF PREMISES AND NON-EXCLUSIVE RIGHTS USE AREAS

[●]

Exhibit C

EXHIBIT D

DEPICTION OF EXPIRATION DATES AS TO 77 BEALE PORTION OF PREMISES

[●]

Exhibit D

EXHIBIT I

FORM OF TENANT ESTOPPEL CERTIFICATE

TO:
[Seller] (“Seller”)
[insert address]

[Buyer] (“Buyer”)
[insert address]

Re:	Lease Dated	___________________
	Current Landlord:	___________________
	Tenant:	___________________
	Building:	___________________
	Premises:	Approximately ________ square feet known as ___________

          Ladies and Gentlemen:

The undersigned, Tenant under the above-described lease (the “Lease”), hereby certifies to Seller and Buyer as of the date hereof the following:

1.          Attached as Exhibit A is a list of the current and correct Lease and all modifications, amendments, supplements, side letters, addenda and riders of and to it, which constitutes the entire agreement between Tenant and Landlord with respect to the Premises, and has not been otherwise modified, changed, altered or amended, assigned or encumbered.

2.          The term of the Lease commenced on ________________ and will expire on __________________, including any presently exercised option or renewal term.  Tenant has no option or right to renew, extend or cancel the Lease, or to lease additional space in the Premises or Building other than as set forth in the Lease.

3.          Tenant has no option or preferential right to purchase all or any part of the Premises (or the land or Building of which the Premises is a part), and has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease.

4.          The monthly base rent currently payable under the Lease is $_________ and such rent has been paid through _____________, ________.  Tenant is not entitled to any credit against any rent or other charge or rent concession under the Lease except as set forth in the Lease.  No rental payments have been made more than one month in advance.

5.          Landlord currently holds a security deposit in the amount of $__________ in the following form           ___________________________________, which is to be applied by Landlord or returned to Tenant in accordance with the Lease (if none state none).

Exhibit I

6.          To the knowledge of Tenant, no party is in default under the Lease.

7.          All contributions required by the Lease to be paid by Landlord to date for improvements to the Premises have been paid in full and all of Landlord’s obligations with respect to improvements to the Premises or the Building have been fully performed or are in process of being fully performed other than _____________(if none state none).  Tenant has accepted the Premises, subject to no conditions other than those set forth in the Lease.

          Tenant acknowledges the right of Seller, Buyer, and any lender to Buyer contemplating holding a security interest in the Building and its future assignee, if any, to rely upon the statements and representations of Tenant contained in this Certificate and further acknowledges that any purchase by Buyer of the property that includes the Premises and the Building, and any loan by a lender taking a security interest in the Building will be made and entered into in material reliance on this Certificate.

Exhibit I

“TENANT”

a

By:
Name:
Its:

Date:

CONFIRMED:

“GUARANTOR”

a

By:
Name:
Its:

Date:

Exhibit I

EXHIBIT J

UTILITY ACCESS AGREEMENT

Transformer Room Agreement (Rev 2/19) RECORDING REQUESTED BY AND RETURN TO: PACIFIC GAS AND ELECTRIC COMPANY 245 Market Street, N10A, Room 1015 P.O. Box 770000 San Francisco, California 94177
Location: City and County of San Francisco Document Transfer Tax $0 This is a conveyance where the consideration and Value is less than $100.00 (R&T 11911).	(SPACE ABOVE FOR RECORDER’S USE ONLY)
LD#	TRANSFORMER AND GAS ROOM AGREEMENT
(APNs: ____________________)

This Transformer and Gas Room Agreement (“Agreement”) is made by and between ______________ (“Owner”) and PACIFIC GAS AND ELECTRIC COMPANY, a California corporation (“PG&E”), on this _________________ day of ____________, 20__.

RECITALS

A.          Owner is the owner of that certain parcel of land, situated in the City and County of San Francisco, State of California more particularly described on Exhibit A (the “Property”).

B.          PG&E supplies gas and electric service to Owner in accordance with its applicable rates and rules established from time to time and on file with the California Public Utilities Commission (“CPUC”).

C.          In order for PG&E to supply and/or Owner to receive such services, PG&E has installed and will need to utilize and access: (i) transformer(s), including any necessary switches, capacitors and electric protective equipment where required within the areas on the Property and/or adjacent to the Property as depicted on Exhibit B (collectively, and including the Rooftop Equipment defined below, each a “Vault” and collectively, the “Vaults”), and (ii) meter(s) or regulator(s) within room(s) or vault(s) on the Property as depicted on Exhibit B (each a “Gas Meter Room” and collectively, the “Gas Meter Rooms”) in accordance with PG&E’s tariff rules (the “Tariff Rules”) and the terms and conditions of this Agreement.

Exhibit J

AGREEMENT

NOW THEREFORE,cin return for the consideration, covenants, and promises contained in this Agreement, the parties agree as follows:

1.          Gas Meter Rooms and Vaults.  Owner shall own and maintain the Gas Meter Rooms and the Vaults and shall meet PG&E’s specifications for such things as access, ventilation, drainage, grounding system, etc. in accordance with the Tariff Rules.  PG&E’s specifications are currently set forth in the following: (a) as pertaining to the Gas Meter Rooms, the Gas Design Standard J-16 entitled “Gas Meter Room” contained in Appendix C of PG&E’s Electric and Gas Service Requirements (Greenbook) which is incorporated herein and made part hereof by reference; (b) as pertaining to the Vaults that are for network facilities, PG&E’s Electrical Design Standard Document No. 236442 which is incorporated herein and made a part hereof by reference; and (c) as pertaining to the Vaults that are for radial facilities. PG&E’s Engineering Document No. 057521 entitled “Pad-Mounted Transformer Installed Indoors” contained in Appendix C of PG&E’s Electric and Gas Service Requirements (Greenbook) which is incorporated herein and made part hereof by reference.

2.          Rooftop Equipment. PG&E has installed rooftop transformers at locations on the Property where it cannot use its standard transformer lifting equipment and special lifting facilities are required to install or remove the transformer(s) (the “Rooftop Equipment”). This Rooftop Equipment are depicted on Exhibit B.   Owner shall, at its expense, (a) furnish, install, own and maintain permanent lifting facilities and be responsible for lifting the Rooftop Equipment to and from the permanent position, or (b) provide (or pay for) portable lifting facilities acceptable to PG&E for installing or removing such Rooftop Equipment in accordance with the Tariff Rules.   Owner acknowledges and agrees that all risers and equipment therein to and from the Rooftop Equipment are the Owner and PG&E shall have no responsibility thereof.

3.          Electricity Load. Owner covenants and agrees that the installation of the Vaults is designed to meet the initial load and demand of electric service to supply the Owner and the Property.  In the event additional electric service capacity is needed to serve the Owner and the Property, at PG&E’s determination, Owner shall provide additional space in room(s) or vault(s) for PG&E’s equipment and comply with the requirements in this Agreement and the Tariff Rules.

4.          Access. Owner shall provide PG&E with unrestricted access to and from the Gas Meter Rooms and the Vaults and access shall comply generally with the Tariff Rules. To the extent roof access is restricted by keys or other locks, Owner agrees to place lock boxes by the locked doors with key access to allow for access to and from the Vaults.

5.          Changes. Any changes or additions to the Gas Meter Rooms or Vaults shall be made only after PG&E’s written approval.  Owner’s access to the Gas Meter Rooms or Vaults shall be for the limited purpose of performing any necessary maintenance and shall be under PG&E’s supervision.   Access to the Gas Meter Rooms and Vaults shall be in accordance with the Work Procedures and Operating Procedures established by the applicable Cal/OSHA regulations governing high-voltage systems in Title 8 of the California Code of Regulations.

Exhibit J

6.          Tariff Rules.  Owner further agrees to a continuing obligation to comply with the Tariff Rules as the same may from time to time be amended or modified by the CPUC.

7.          Termination of Services.  In the event that Owner discontinues services from PG&E, Owner and PG&E shall negotiate an easement, reasonably satisfactory to PG&E regarding PG&E’s continued operation and maintenance of certain equipment located in the Vaults on the Property that serve properties other than the Property.

8.          Counterparts; Successors. This document may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.  The provisions hereof shall inure to the benefit of and bind the successors and assigns of the respective parties hereto, and all covenants shall apply to and run with the Property.

Exhibit J

Owner: [INSERT]	PG&E: PACIFIC GAS AND ELECTRIC COMPANY,
a California corporation

Name	Name
Title	Title

[Notaries to be inserted]

Exhibit J

SCHEDULE 1

LEGAL DESCRIPTION OF REAL PROPERTY

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SAN FRANCISCO, IN THE COUNTY
OF SAN FRANCISCO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

LOT 19, AS SHOWN UPON SAID PARCEL MAP, BEING A MERGER OF LOTS 14A AND 18, BEING A
PORTION OF ASSESSOR’S BLOCK NO. 3711, ALSO BEING A PORTION OF 100 VARA BLOCK NO. 329, SAN
FRANCISCO, CALIF., WHICH WAS FILED FOR RECORD ON JULY 27, 1995, IN BOOK 42 OF PARCEL MAPS,
AT PAGE 85, IN THE CITY AND COUNTY OF SAN FRANCISCO.

PARCEL 2:

BEGINNING AT A POINT ON THE SOUTHWESTERLY LINE OF MAIN STREET, DISTANT THEREON 183.333
FEET NORTHWESTERLY FROM THE NORTHWESTERLY LINE OF MISSION STREET; RUNNING THENCE
NORTHWESTERLY AND ALONG SAID LINE OF MAIN STREET, 46.233 FEET TO A POINT THAT MEASURES
320.833 FEET FROM THE SOUTHEASTERLY LINE OF MARKET STREET; THENCE AT A RIGHT ANGLE
SOUTHWESTERLY 137.833 FEET TO A POINT 137.500 FEET FROM THE NORTHEASTERLY LINE OF
BEALE STREET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY 46.233 FEET; THENCE AT A RIGHT
ANGLE NORTHEASTERLY 137.833 FEET TO THE POINT OF BEGINNING.

BEING ALL OF BEACH AND WATER LOT NO. 617, IN BLOCK NO. 329.

PARCEL 3:

BEGINNING AT A POINT ON THE SOUTHWESTERLY LINE OF MAIN STREET, DISTANT THEREON 137
FEET AND 6 INCHES NORTHWESTERLY FROM THE NORTHWESTERLY LINE OF MISSION STREET;
RUNNING THENCE NORTHWESTERLY AND ALONG SAID LINE OF MAIN STREET, 45.833 FEET; THENCE
AT A RIGHT ANGLE SOUTHWESTERLY 137.833 FEET TO A POINT 137.500 FEET FROM THE

Schedule 1

NORTHEASTERLY LINE OF BEALE STREET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY 45.833 FEET;
THENCE AT A RIGHT ANGLE NORTHEASTERLY 137.833 FEET TO THE POINT OF BEGINNING.

BEING A PORTION OF 100 VARA BLOCK NO. 329.

PARCEL 4:

BEGINNING AT A POINT ON THE NORTHEASTERLY LINE OF BEALE STREET, DISTANT THEREON 229.160
NORTHWESTERLY FROM THE NORTHWESTERLY LINE OF MISSION STREET; RUNNING THENCE
NORTHWESTERLY ALONG SAID LINE OF BEALE STREET, 45.906 FEET TO A POINT 275.333 FEET FROM
THE SOUTHEASTERLY LINE OF MARKET STREET; THENCE AT A RIGHT ANGLE NORTHEASTERLY

137.500 FEET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY 45.906 FEET; AND THENCE AT A RIGHT
ANGLE SOUTHWESTERLY 137.500 FEET TO THE POINT OF BEGINNING.

BEING A PART OF 100 VARA BLOCK NO. 329.

PARCEL 5:

BEGINNING AT THE POINT OF INTERSECTION OF THE NORTHWESTERLY LINE OF MISSION STREET
WITH THE SOUTHWESTERLY LINE OF MAIN STREET; RUNNING THENCE SOUTHWESTERLY ALONG
SAID LINE OF MISSION STREET, 45 FEET AND 10 INCHES; THENCE AT A RIGHT ANGLE

NORTHWESTERLY 137 FEET AND 6 INCHES; THENCE AT A RIGHT ANGLE NORTHEASTERLY 45 FEET
AND 10 INCHES TO THE SOUTHWESTERLY LINE OF MAIN STREET; AND THENCE AT A RIGHT ANGLE
SOUTHEASTERLY ALONG SAID LINE OF MAIN STREET 137 FEET AND 6 INCHES TO THE POINT OF
BEGINNING.

BEING A PART OF 100 VARA BLOCK NO. 329.

PARCEL 6:

BEGINNING AT A POINT ON THE NORTHWESTERLY LINE OF MISSION STREET, DISTANT THEREON 45

Schedule 1

FEET AND 10 INCHES SOUTHWESTERLY FROM THE SOUTHWESTERLY LINE OF MAIN STREET;
RUNNING THENCE SOUTHWESTERLY AND ALONG SAID LINE OF MISSION STREET, 45 FEET AND 10
INCHES; THENCE AT A RIGHT ANGLE NORTHWESTERLY 137 FEET AND 6 INCHES; THENCE AT A RIGHT
ANGLE NORTHEASTERLY 45 FEET AND 10 INCHES; THENCE AT ARIGHT ANGLE SOUTHEASTERLY 137
FEET AND 6 INCHES TO THE POINT OF BEGINNING.
BEING PART OF 100 VARA BLOCK NO. 329.

PARCEL 7:
BEGINNING AT A POINT ON THE NORTHWESTERLY LINE OF MISSION STREET, DISTANT THEREON
91.667 FEET SOUTHWESTERLY FROM THE SOUTHWESTERLY LINE OF MAIN STREET; RUNNING
THENCE SOUTHWESTERLY ALONG SAID LINE OF MISSION STREET, 46.196 TO A POINT ON THE
NORTHWESTERLY LINE OF MISSION STREET THAT MEASURES 137.500 FEET FROM THE
NORTHEASTERLY LINE OF BEALE STREET; THENCE AT A RIGHT ANGLE NORTHWESTERLY 137.500
FEET; THENCE AT A RIGHT ANGLE NORTHEASTERLY 46.196; THENCE AT A RIGHT ANGLE
SOUTHEASTERLY 137.500 FEET TO THE POINT OF
BEGINNING.

BEING A PORTION OF 100 VARA BLOCK NO. 329.

PARCEL 8:

BEGINNING AT A POINT ON THE NORTHWESTERLY LINE OF MISSION STREET, DISTANT THEREON 91
FEET AND 6 INCHES NORTHEASTERLY FROM THE NORTHEASTERLY LINE OF BEALE STREET;
RUNNING THENCE NORTHEASTERLY AND ALONG SAID LINE OF MISSION STREET, 46 FEET; THENCE
AT A RIGHT ANGLE NORTHWESTERLY 137 FEET AND 6 INCHES; THENCE AT A RIGHT ANGLE
SOUTHWESTERLY 46 FEET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY 137 FEET AND 6 INCHES TO
THE POINT OF BEGINNING.

BEING PART OF 100 VARA BLOCK NO. 329.

Schedule 1

PARCEL 9:

BEGINNING AT A POINT ON THE NORTHWESTERLY LINE OF MISSION STREET, DISTANT THEREON 46
FEET AND 6 INCHES NORTHEASTERLY FROM THE NORTHEASTERLY LINE OF BEALE STREET;
RUNNING THENCE NORTHEASTERLY AND ALONG SAID LINE OF MISSION STREET, 45 FEET; THENCE
AT A RIGHT ANGLE NORTHWESTERLY 137 FEET AND 6 INCHES; THENCE AT A RIGHT ANGLE
SOUTHWESTERLY 45 FEET; AND THENCE AT A RIGHT ANGLE SOUTHEASTERLY 137 FEET AND 6
INCHES TO THE POINT OF BEGINNING.

BEING PART OF 100 VARA BLOCK NO. 329.

PARCEL 10:

BEGINNING AT THE POINT OF INTERSECTION OF THE NORTHEASTERLY LINE OF BEALE STREET WITH
THE NORTHWESTERLY LINE OF MISSION STREET; RUNNING THENCE NORTHEASTERLY ALONG SAID
LINE OF MISSION STREET, 46 FEET AND 6 INCHES; THENCE AT A RIGHT ANGLE NORTHWESTERLY 137
FEET AND 6 INCHES; THENCE AT A RIGHT ANGLE SOUTHWESTERLY 46 FEET AND 6 INCHES TO THE
NORTHEASTERLY LINE OF BEALE STREET; AND THENCE AT A RIGHT ANGLE SOUTHEASTERLY ALONG
SAID LINE OF BEALE STREET 137 FEET AND 6 INCHES TO THE POINT OF BEGINNING.

BEING A PORTION OF 100 VARA BLOCK NO. 329.

PARCEL 11:

BEGINNING AT A POINT ON THE NORTHEASTERLY LINE OF BEALE STREET, DISTANT THEREON 137
FEET AND 6 INCHES NORTHWESTERLY FROM THE NORTHWESTERLY LINE OF MISSION STREET;
RUNNING THENCE NORTHWESTERLY ALONG SAID LINE OF BEALE STREET, 91 FEET AND 8 INCHES;
THENCE AT A RIGHT ANGLE NORTHEASTERLY 137 FEET AND 6 INCHES; THENCE AT ARIGHT ANGLE
SOUTHEASTERLY 91 FEET AND 8 INCHES; THENCE AT A RIGHT ANGLE SOUTHWESTERLY 137 FEET

Schedule 1

AND 6 INCHES TO THE POINT OF BEGINNING.

BEING A PART OF 100 VARA BLOCK NO. 329.

PARCEL 12:

COMMENCING AT THE POINT OF INTERSECTION OF THE NORTHERLY LINE OF BEALE STREET WITH
THE WESTERLY LINE OF MISSION STREET; THENCE, RUNNING WESTERLY ALONG SAID NORTHERLY
LINE OF MISSION STREET, A DISTANCE OF 229.167 FEET TO THE POINT OF BEGINNING; THENCE, AT A
RIGHT ANGLE NORTHERLY, A DISTANCE OF 137.500 FEET; THENCE, AT A RIGHT ANGLE WESTERLY, A
DISTANCE OF 0.406 FEET; THENCE, AT A RIGHT ANGLE SOUTHERLY, A DISTANCE OF 137.500 FEET;
THENCE, AT A RIGHT ANGLE EASTERLY, A DISTANCE OF 0.406 FEET TO THE POINT OF BEGINNING.

BEING A PART OF 100 VARA BLOCK NO. 329.

APN:  LOTS 005, 006, 007, 008, 009, 010, 011, 012, 013, 014, AND 019 (formerly Lots 014A & 018), BLOCK 3711

Schedule 1

SCHEDULE 2

LEASES

CITIBANK

●	Retail Lease by and between PACIFIC GAS AND ELECTRIC COMPANY, a California corporation and CITIBANK, F.S.B., a federal savings bank, dated as of April 1, 1995

●	Commencement Date Agreement by and between PACIFIC GAS AND ELECTRIC COMPANY, a California corporation and CITIBANK, F.S.B., a federal savings bank, dated as of November 15, 1995

●	Assignment and Assumption of Leases by and between CITIBANK, F.S.B., and CITIBANK (West) F.S.B., dated as of November 13, 2002

●	First Amendment to Retail Lease by and between PACIFIC GAS AND ELECTRIC COMPANY, a California corporation and CITIBANK (West) F.S.B., a federal savings bank dated as of May 2, 2005

●	Second Amendment to Retail Lease by and between PACIFIC GAS AND ELECTRIC COMPANY, a California corporation and CITIBANK, N.A., a national banking association dated as of July 1, 2010

●	Third Amendment to Retail Lease by and between PACIFIC GAS AND ELECTRIC COMPANY, a California corporation and CITIBANK, N.A., a national banking association dated as of July 15, 2015

●	Fourth Amendment to Retail Lease by and between PACIFIC GAS AND ELECTRIC COMPANY, a California corporation and CITIBANK, N.A., a national banking association dated as of November 13, 2017

Dr. Szeto

●	Retail Lease by and between PACIFIC GAS AND ELECTRIC COMPANY, a California corporation and Dr. Timothy W. Tandrow, Optometrist, Inc., dated as of March 1, 1995

●	Commencement Date Agreement by and between PACIFIC GAS AND ELECTRIC COMPANY, a California corporation and Dr. Timothy W. Tandrow, Optometrist, Inc., dated as of September 25, 1995

●	Lease Assignment and Consent by and between Dr. Timothy W. Tandrow, Optometrist, Inc., and Dr. Veda Szeto, a natural person, dated as of August 1, 2003

●	First Amendment to Lease by and between PACIFIC GAS AND ELECTRIC COMPANY, a California corporation and Dr. Veda Szeto, a natural person, dated as of January 1, 2006

●
Lease between Dr. Veda Szeto and Pacific Gas & Electric Company – Upcoming Lease Expiration by and between PACIFIC GAS AND ELECTRIC COMPANY, a California corporation and Dr. Veda Szeto, a natural person, dated as of December 3, 2013

Schedule 2

Mojan Cleaners

●	Retail Lease by and between PACIFIC GAS AND ELECTRIC COMPANY, a California corporation and KHOSRO HAGHIGHI JAVID, a sole proprietor, dated as of December 1, 2008

●	Letter of Confirmation by and between ACIFIC GAS AND ELECTRIC COMPANY, a California corporation and KHOSRO HAGHIGHI JAVID, a sole proprietor, dated as of June 26, 2006

●
Lease between Khosro Haghighi and PG&E – Renewal Term Rent Determination by and between PACIFIC GAS AND ELECTRIC COMPANY, a California corporation and KHOSRO HAGHIGHI JAVID, a sole proprietor, dated as of May 9, 2014

●	First Amendment to Lease by and between PACIFIC GAS AND ELECTRIC COMPANY, a California corporation and KHOSRO HAGHIGHI JAVID, a sole proprietor, dated as of May 15, 2018

●	Second Amendment to Lease by and between PACIFIC GAS AND ELECTRIC COMPANY, a California corporation and KHOSRO HAGHIGHI JAVID, a sole proprietor, dated as of September 20, 2018

PSCU

●	Retail Lease by and between PACIFIC GAS AND ELECTRIC COMPANY, a California corporation and PACIFIC SERVICE CREDIT UNION, a State Chartered Credit Union, dated as of January 1, 2016

●	Option Exercise Notice by and between PACIFIC GAS AND ELECTRIC COMPANY, a California corporation and PACIFIC SERVICE CREDIT UNION, a State Chartered Credit Union, dated as of November 26, 2016

Sprig Café

●	Retail Lease by and between PACIFIC GAS AND ELECTRIC COMPANY, a California corporation and AEGIS RETAIL ONE, LLC, a California limited liability company dated as of June 1, 2012

●•	First Amendment to Lease by and between PACIFIC GAS AND ELECTRIC COMPANY, a California corporation and AEGIS RETAIL ONE, LLC, a California limited liability company dated as of April 14, 2014

Wells Fargo ATM

●	Express Service Lease by and between Pacific Gas & Electric Company and Wells Fargo Bank, N.A., a national banking association dated as of March 23, 1983

●	Amendment I by and between Pacific Gas & Electric Company and Wells Fargo Bank, N.A., dated as of October 22, 1996

Antenna Omnipoint Communication/ TMobile

●	Site License Acknowledgement by and between Pacific Gas and Electric Company and Omnipoint Communications, Inc. dated as of April 21, 2005

Schedule 2

●
Site License Acknowledgement Amendment No. 1 by and between Pacific Gas and Electric Company and T-Mobile West LLC, a Delaware Limited Liability Company formerly known as T-Mobile West Corporation, successor-in-interest to Omnipoint Communications, Inc. dated as of January 27, 2016

●
Incorporating by reference the terms of that certain Amended and Restated Master Licenses Agreement by and between Pacific Gas and Electric Company, a California Corporation, and T-Mobile West LLC, a Delaware limited liability company and MetroPCS California, LLC, a Delaware limited liability company dated as of May 12, 2018 as amended by that certain First Amendment to Amended and Restated Master License Agreement by and between Pacific Gas and Electric Company, a California corporation, and T-Mobile West LLC, a Delaware limited liability company and MetroPCS California, LLC, a Delaware limited liability company; dated as of July 24, 2020

Extenet Systems

●	Site License Acknowledgement by and between Pacific Gas and Electric Company, a California corporation, and Extenet Systems (California) LLC dated as of November 15, 2012

●	Site License Acknowledgement by and between Pacific Gas and Electric Company, a California Corporation, and Extenet Systems (California) LLC dated as of June, 1, 2013

●	Site Acknowledgement by and between Pacific Gas and Electric Company, a California corporation, and Extenet Systems (California) LLC, dated as of August 1, 2014

●	Site License Acknowledgement Amendment 1 by and between Pacific Gas and Electric Company, a California corporation, and Extenet Systems (California) LLC dated as of December 31, 2014

●	Site License Acknowledgement by and between Pacific Gas and Electric Company a California corporation, and Extenet Systems (California) LLC dated as of February 4, 2016

●
Incorporating by reference the terms of that certain Master License Agreement for Antenna Attachments by and between Pacific Gas and Electric dated as of September 30, 2011, as amended by First Amendment to the Master License Agreement by and between Pacific Gas and Electric Company, a California corporation, and Extenet Systems (California) LLC, a California Limited Liability Company dated as of January, 3 2018

Schedule 2

SCHEDULE 3

EXCLUDED PROPERTY

●	Copiers, printers, scanners, telefax and other technologic office assets including desktop equipment such as monitors, monitor arms, docking stations, keyboards, and mice;

●
Wired and wireless network components not required to operate the building such as routers, switches, wireless access points, and power strips (we plan to leave the base building control network in place until owner network is established);

●	Components containing proprietary data such as servers, configurable switches and routers, and disk drives;

●	Telephony components include VOIP phone sets, Turret phone systems, radios, and other communications equipment;

●	Audio Visual equipment such as monitors and video equipment not embedded into the structure; and

●	Personal property owned by employees of Seller.

Schedule 3

SCHEDULE 4

CONTRACTS

●
Contract between Roebbelen Contracting, Inc. and Seller dated January 2, 2020 (Master Services Agreement - General Contracting Services on an As-Requested Basis) as implemented by Contract Worth Authorization dated September 25, 2020 (Fire Smoke Dampers)

●
Contract between CB2 Buildings Incorporated and Seller dated January 7, 2020 (Master Services Agreement - General Contracting Services on an As-Requested Basis) as implemented by Change Order No. 2700405682 issued on February 26, 2021 (General Contracting and Pedestrian Protection Scaffolding Rental – Change Event #001)

Schedule 4

SCHEDULE 5

LIST OF BUILDING, ENGINEERING AND ENVIRONMENTAL REPORTS AND OTHER DUE DILIGENCE DOCUMENTS PROVIDED AS OF THE DATE OF THE AGREEMENT

[●]

Schedule 5

SCHEDULE 6

SELLER DISCLOSURES

None

Schedule 6